UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Eagle Bancorp, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

7815 Woodmont Avenue

Bethesda, Maryland  20814

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be held May 17, 2012

TO THE SHAREHOLDERS OF EAGLE BANCORP, INC.:

The Annual Meeting of Shareholders of Eagle Bancorp, Inc. (the “Company”), will be held at

The Bethesda Marriott Hotel

5151 Pooks Hill Road

Bethesda, Maryland 20814

on Thursday, May 17, 2012 at 10:00 A.M.

for the following purposes:

1.              To elect four (4) directors to serve until the 2013 Annual Meeting of Shareholders and until their successors are duly elected and qualified;

2.              To elect four (4) directors to serve until the 2014 Annual Meeting of Shareholders and until their successors are duly elected and qualified;

3.              To consider and approve an amendment to the Company’s 2006 Stock Plan to increase the number of shares of common stock subject to the plan by 600,000;

4.              To ratify the appointment of Stegman & Company as the Company’s independent registered public accounting firm to audit the consolidated financial statements of the Company for the year ended December 31, 2012;

5.              To vote on a non-binding advisory resolution approving the compensation of our named executive officers;

6.              To vote on a non-binding advisory resolution regarding the frequency of future advisory votes on executive compensation; and

7.              To transact any other business that may properly come before the meeting or any adjournment or postponement of the meeting.

Shareholders of record as of the close of business on March 21, 2012 are entitled to notice of and to vote at the meeting or any adjournment or postponement of the meeting.

By Order of the Board of Directors

Jane E. Cornett, Corporate Secretary

April 5, 2012

Please sign, date and return your proxy promptly, whether or not you plan to attend the meeting in person.  No postage is required if mailed in the United States in the enclosed envelope.  If you attend the meeting, you may, if you desire, revoke your proxy and vote in person. If your shares are not registered in your name, you will need additional documentation from your recordholder in order to vote in person at the meeting.

7815 Woodmont Avenue

Bethesda, Maryland  20814

ANNUAL MEETING OF SHAREHOLDERS

Proxy Statement

INTRODUCTION

This Proxy Statement is being sent to shareholders of Eagle Bancorp, Inc., a Maryland corporation (the “Company”), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders, to be held at 10:00 A.M. on Thursday, May 17, 2012, and at any adjournment or postponement of the meeting.  The purposes of the meeting are:

1.              electing four (4) directors to serve until the 2013 Annual Meeting of Shareholders and until their successors are duly elected and qualified;

2.              electing four (4) directors to serve until the 2014 Annual Meeting of Shareholders and until their successors are duly elected and qualified;

3.              considering and approving an amendment to the Company’s 2006 Stock Plan to increase the number of shares of common stock subject to the plan by 600,000;

4.              ratifying the appointment of Stegman & Company as the Company’s independent registered public accountants for the year ended December 31, 2012;

5.              voting on a non-binding advisory resolution approving the compensation of our named executive officers;

6.              voting on a non-binding advisory resolution regarding the frequency of future advisory votes on executive compensation; and

7.              transacting any other business that may properly come before the meeting or any adjournment or postponement of the meeting.

The meeting will be held at:

The Bethesda Marriott Hotel

5151 Pooks Hill Road

Bethesda, Maryland 20814

This proxy statement and proxy card are being sent to shareholders of the Company on or about April 5, 2012. A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, which includes our audited financial statements, also accompanies this proxy statement.

The cost of this proxy solicitation is being paid by the Company.  In addition to the use of the mail, proxies may be solicited personally or by telephone by officers, regular employees or directors of the Company or its subsidiary, EagleBank (the “Bank”), who will not receive any special compensation for their services.  The Company has engaged Alliance Advisors, LLC (“Alliance”), a proxy solicitation firm, to assist it in connection with the distribution of materials and the solicitation of votes.  We will pay Alliance a fee of $5,000, plus reimbursement of its out-of-pocket expenses, for its services. The Company may also reimburse brokers, custodians, nominees and other fiduciaries for their reasonable out-of-pocket and clerical costs for forwarding proxy materials to their principals.

VOTING RIGHTS AND PROXIES

Voting Rights

Only shareholders of record at the close of business on March 21, 2012, will be entitled to notice of and to vote at the meeting or any adjournment or postponement of the meeting. On that date, the Company had 20,206,232 shares of common stock, par value $0.01 per share (the “common stock”) outstanding, held by approximately 4,210 total shareholders, including approximately 1,103 shareholders of record. The common stock is the only class of the Company’s stock entitled to vote in the election of directors generally, of which shares are outstanding. Each share of common stock is entitled to one vote on all matters submitted to a vote of the shareholders.  Shareholders do not have the right to cumulate votes in the election of directors. The presence, in person or by proxy, of not less than a majority of the total number of outstanding shares of common stock is necessary to constitute a quorum at the meeting.

Proxies

Properly executed proxies received by the Company in time to be voted at the meeting will be voted as specified by shareholders. In the absence of specific instructions, proxies received will be voted FOR the election of the nominees for election as directors, FOR the increase in the number of shares subject to the 2006 Stock Plan, FOR the ratification of the appointment of Stegman & Company, FOR the non-binding advisory resolution approving the compensation of our named executive officers, and for holding future non-binding resolutions on the compensation of our executive officers every year. Management does not know of any matters that will be brought before the meeting, other than as described in this proxy statement.  If other matters are properly brought before the meeting, the persons named in the proxy intend to vote the shares to which the proxies relate in accordance with their best judgment. Under the rules of the New York Stock Exchange applicable to its member firms, we expect that such firms will not vote shares on the election of directors, the increase in the number of shares subject to the 2006 Stock Plan or the advisory resolutions on executive compensation and the frequency of future votes on executive compensation unless they receive instructions from the beneficial owners of the shares they hold.  If you hold your shares through a bank or broker, it is extremely important that you instruct your record holder how to vote your shares.  The election of directors (even if not contested), the amendment of the 2006 Stock Plan and the non-binding advisory votes on executive compensation are not considered “routine” matters.  As such, your broker cannot vote your shares with respect to these proposals if you do not give instructions.

The judges of election appointed by the Board of Directors for the meeting will determine the presence of a quorum and will tabulate the votes cast at the meeting. Abstentions will be treated as present for purposes of determining a quorum, but as unvoted for purposes of determining the approval of any matter submitted to the vote of shareholders. If a broker indicates that it does not have discretionary authority to vote any shares of common stock on a particular matter, such shares will be treated as present for general quorum purposes, but will not be considered as present or voted with respect to that matter.

Please sign, date, mark and return promptly the enclosed proxy in the postage paid envelope provided for this purpose in order to assure that your shares are voted. You may revoke your proxy at any time before it is voted at the meeting:

•                  by granting a later proxy with respect to the same shares;

•                  by sending written notice to Jane E. Cornett, Corporate Secretary of the Company, at the address noted above, at any time prior to the proxy being voted; or

•                  by voting in person at the meeting.

Attendance at the meeting will not, in itself, revoke a proxy.  If your shares are held in the name of your bank or broker, you will need additional documentation to vote in person at the meeting.  Please see the voting form provided by your bank or broker for additional information regarding the voting of your shares.

Many shareholders whose shares are held in an account at a brokerage firm or bank will have the option to submit their proxies or voting instructions electronically through the Internet or by telephone. Shareholders should check the voting form or instructions provided by their bank or broker to see which options are available.

Shareholders submitting proxies or voting instructions electronically should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies that would be borne by the shareholder. To revoke a proxy previously submitted electronically, a shareholder may simply submit a new proxy at a later date before the submission deadline indicated by your bank or broker, in which case, the later submitted proxy will be recorded and the earlier proxy will be revoked.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on May 17, 2012.  The proxy statement for the Annual Meeting is attached.  A copy of this proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2011 is available online at http://materials.proxyvote.com/268948.

VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

Securities Ownership of Directors, Nominees, Officers and Certain Beneficial Owners

The following table sets forth certain information concerning the number and percentage of whole shares of the Company’s common stock beneficially owned by its directors, executive officers whose compensation is disclosed in this proxy statement, and by its directors and all executive officers as a group, as of March 21, 2012. Except as otherwise indicated, all shares are owned directly, the named person possesses sole voting and sole investment power with respect to all such shares, and none of such shares are pledged as security.  Unvested shares of restricted stock are included in ownership amounts. Except as set forth below, the Company knows of no other person or persons who beneficially own in excess of five percent of the Company’s common stock. Further, the Company is not aware of any arrangement which at a subsequent date may result in a change of control of the Company.

Name	Position	Number of Shares		Percentage(1)
Directors
Leslie M. Alperstein, Ph.D.	Director of Company and Bank	68,916	(2)	0.34%
Dudley C. Dworken	Director of Company and Bank	229,672	(3)	1.14%
Harvey M. Goodman	Director of Company and Bank	130,130	(4)	0.64%
Neal R. Gross	Director of Company and Bank	968,560	(5)	4.79%
Ronald D. Paul	Chairman, President and Chief Executive Officer of Company; Chairman and Chief Executive Officer of Bank	1,404,818	(6)	6.92%
Robert P. Pincus	Director of Company and Bank	220,486	(7)	1.09%
Norman R. Pozez	Director of Company and Bank	148,308	(8)	0.73%
Donald R. Rogers	Director of Company and Bank	76,840	(9)	0.38%
Leland M. Weinstein	Director of Company and Bank	106,221	(10)	0.53%

Other Named Executive Officers
James H. Langmead	Executive Vice President, Chief Financial Officer of Company and Bank	62,303	(11)	0.31%
Thomas D. Murphy	Executive Vice President, President — Community Banking of Bank	82,332	(12)	0.41%
Susan G. Riel	Executive Vice President of Company; Senior Executive Vice President, Chief Operating Officer of Bank	133,604	(13)	0.66%
Janice L. Williams	Executive Vice President, Chief Credit Officer of Bank	51,235	(14)	0.25%
All directors and executive officers as a group (16 persons)		3,747,951	(15)	18.23%

Other 5% Shareholders
BlackRock, Inc.		1,125,845	(16)	5.57%

(1)                                 Represents percentage of 20,206,232 shares issued and outstanding as of March 21, 2012, except with respect to individuals holding options exercisable within 60 days of that date, in which event, represents percentage of shares issued and outstanding plus the number of shares for which that person holds options exercisable within 60 days of March 21, 2012, and except with respect to all directors and executive officers of the Company as a group, in which case represents percentage of shares issued and outstanding plus the number of shares for which those persons hold such options. Certain shares beneficially owned by the Company’s directors and executive officers may be held in accounts with third party firms, where such shares may from time to time be subject to a security interest for margin credit provided in accordance with such firm’s policies.

(2)                                 Includes 60,538 shares of common stock held jointly and options to purchase 2,943 shares of common stock.

(3)                                 Includes options to purchase 3,575 shares of common stock, 67,692 shares held in a trust of which Mr. Dworken is beneficiary, 30,996 shares held jointly, 26,369 shares held by his spouse and 96,462 shares held by or in trust for the benefit of members of his family.

(4)                                 Includes options to purchase 4,504 shares of common stock, 77,494 shares held jointly with Mr. Goodman’s spouse, 16,168 shares held by or in trust for members of his family, 3,380 shares held in a profit sharing plan for his benefit and 557 shares held by an estate over which Mr. Goodman has voting power.

(5)                                 Includes options to purchase 2,884 shares of common stock, 111,892 shares held by his spouse, 24,420 held by retirement plans for his spouse’s benefit, and 366,580 held by a family LLC.

(6)                                 Includes options to purchase 98,670 shares of common stock and 293,565 shares held in trust for his children. An aggregate of 570,093 shares are pledged as collateral.  Includes 161,397 shares held by a third party trustee in trust for the benefit of family members of Mr. Paul, as to which he disclaims beneficial ownership. Does not include 50,941 shares of common stock contributed to a Charitable Lead Annuity Trust in which Mr. Paul has a residual interest, but as to which he does not have or share voting or dispositive power.  Mr. Paul’s business address is c/o Ronald D. Paul Companies, Inc. 4416 East West Highway, Bethesda, Maryland 20814.

(7)                                 Includes options to purchase 71,805 shares of common stock, 2,068 shares held by his spouse and 9,129 shares held by a family LLC.

(8)                                 Includes 48,187 shares held jointly and 8,566 shares held by relatives, over which Mr. Pozez has voting authority.

(9)                                 Includes options to purchase 4,318 shares of common stock, 22,308 shares held for the benefit of his children and 21,783 shares held for the benefit of his spouse.

(10)                          Includes options to purchase 4,318 shares of common stock.

(11)                          Includes options to purchase 26,915 shares of common stock.

(12)                          Includes options to purchase 33,741 shares of common stock and 836 shares held by his spouse for their minor child.

(13)                          Includes options to purchase 48,401 shares of common stock.

(14)                          Includes options to purchase 25,178 shares of common stock.

(15)                          Includes options to purchase 355,961 shares of common stock.

(16)                          Based on beneficial ownership reported in a Schedule 13G filed on February 13, 2012, and shares outstanding as of March 21, 2012. BlackRock Inc.’s address is 55 East 52nd Street, New York, New York 10055.

ELECTION OF DIRECTORS

The Board of Directors has determined that the number of directors to be elected at the Annual Meeting of Shareholders shall be eight (8), divided, commencing with this Annual Meeting of Shareholders, into two classes, each consisting of four (4) members.  The Board of Directors has nominated four (4) persons for election as Class A directors at the meeting, for a one-year period until the 2013 Annual Meeting of Shareholders and until their successors have been elected and qualified, and four (4) persons for election as Class B directors at the meeting, for a two-year period until the 2014 Annual Meeting of Shareholders and until their successors have been elected and qualified.  Upon expiration of these terms, the persons nominated to succeed the directors whose terms are expiring will be elected for two-year periods.  Each of the nominees for election as a director currently serves as a member of the Board of Directors.

Unless authority is withheld, all proxies in response to this solicitation will be voted for the election of the nominees listed below in Proposal 1 and Proposal 2. Each nominee has indicated a willingness to serve if elected. However, if any nominee becomes unable to serve, the proxies received in response to this solicitation will be voted for a replacement nominee selected in accordance with the best judgment of the persons named as proxies. The Board of Directors has determined that each director and nominee for election as director, other than Mr. Paul, is an “independent director” as that term is defined in Rule 5605(a)(2) of The NASDAQ Stock Market (“NASDAQ”). In making this determination, the Board of Directors was aware of and considered the loan and deposit relationships with directors and their related interests which the Company enters into in the ordinary course of its business, the arrangements which are disclosed under “Certain Relationships and Related Transactions” in this proxy statement, and the compensation arrangements described under “— Director Compensation.”

PROPOSAL 1 — ELECTION OF CLASS A DIRECTORS FOR A ONE YEAR TERM

The Board of Directors has nominated the following (4) persons for election as Class A directors at the meeting, for a one-year period until the 2013 Annual Meeting of Shareholders and until their successors have been elected and qualified.  Set forth below is certain information concerning the nominees for election as Class A directors.  Except as otherwise indicated, the occupation listed has been such person’s principal occupation for at least the last five years. Each of the nominees for election as a Class A director of the Company also serves as a director of the Bank.  Except as noted below, each nominee has served as a director of the Company since its organization.

Leslie M. Alperstein, Ph.D. Mr. Alperstein, 69, has been President of Washington Analysis LLC and its predecessor firm, Washington Analysis Corp., a leading governmental policy investment research group in Washington, DC, since its inception in 1973.  He has served as Executive Managing Director and Director of Research of HSBC Securities, Inc., Director of Economic and Investment Research for NatWest Securities, Prudential Securities, Shields Model Roland, Inc. and Legg Mason & Co. His professional memberships include the National Association of Business Economists, the National Economists Club, and the CFA Society of Washington. Mr. Alperstein was appointed to the Board of Directors in September 2003, and has served as a director of the Bank since 2009.  Mr. Alperstein’s knowledge and experience in the fields of economics and investment management make him uniquely qualified for the Board. His contributions are important in the areas of asset-liability management, investment policy and other strategic issues.

Robert P. Pincus.  Mr. Pincus, 65, serves as Vice Chairman of the Board of Directors of the Company and the Bank. Prior to joining the Company in August 2008 upon the acquisition of Fidelity & Trust Financial Corporation (“Fidelity”), Mr. Pincus served as Chairman of its wholly owned subsidiary, Fidelity & Trust Bank (“F&T Bank”) from 2005.  He presently serves as Chairman of the Board of Blackstreet Capital Partners, L.P. and Chairman of Milestone Merchant Partners, LLC.  He was Chairman of the Board of BB&T, DC Metro Region, and was Regional President from 1998 to 2002.  From 1991 to 1998, Mr. Pincus was President and Chief Executive Officer of Franklin National Bank of Washington, DC From 1986 to 1991, Mr. Pincus was the regional president of the DC metropolitan region of Sovran Bank.  From 1971 to 1986, Mr. Pincus was with DC National Bancorp, Inc., where he eventually rose to be President and Chief Executive Officer, prior to its merger with Sovran Bank.  Mr. Pincus is a Trustee of the University of Maryland Foundation, Inc. and is a member of the board of directors of Comstock Homebuilding Companies, Inc., and until 2007 was a director of Mills Corp.  Mr. Pincus brings to the Board a wealth of experience in the worlds of commercial and investment banking. He has previously served as CEO of two different community banks and as a senior executive for major regional banks. He has a strong background in many facets of the financial services industry, as well as the real estate and homebuilding industries and mergers and acquisitions. He has prior experience at both the Board and Audit Committee level with other public companies.

Donald R. Rogers.  Mr. Rogers, 66, has been engaged in the private practice of law since 1972 with the Rockville, Maryland based firm Shulman, Rogers, Gandal, Pordy & Ecker, P.A., of which he is a partner.  Mr. Rogers was a director of Allegiance from 1987 until October 1997.  Mr. Rogers has served as a director of the Company since 2007 and of the Bank since its organization.  Mr. Rogers has vast business knowledge and experience gained through his position as a senior partner and chair of the commercial business practice for the largest law firm in Montgomery County, Maryland. He has served as adviser to hundreds of privately owned businesses. He as extensive knowledge of the Company through his Board service and that of the Bank. For the past six years he has been Chairman of the EagleBank Foundation, which has raised more than $1 million for the fight against breast cancer. In addition Mr. Rogers continues to serve as a member of the Board of Directors of a number of privately held companies.

Leland M. Weinstein.  Mr. Weinstein, 49, has served as President of Syscom Services, Inc., a technology consulting and integration firm, since 1997. Previously, he spent thirteen years with Automated Digital Systems, an integrator of duplication and fax technologies, where he rose to president and owner of the company, which he sold to Alco Standard Corporation, which became Ikon Office Solutions. Mr. Weinstein has been appointed to advisory councils for Xerox, Intel/Dialogic, Sharp Electronics, Opentext/Rightfax, Autonomy/Cardiff, Murata Business Systems, Brooktrout Technologies, Panasonic Electronics and was Chairman of the technology council of the American Society of Association Executives.  He was formerly a member of the Board of Governors of the University of Maryland Alumni Association and is involved in numerous charities. Mr. Weinstein has served as a director of the Company since 2005 and of the Bank since 1998. Mr. Weinstein has vast business knowledge and experience gained through his position as President of a successful technology based enterprise. His expertise in regards to technology issues is valuable as it relates to the Company’s business development and operating strategies. He has extensive knowledge of the Company through his service at the Board and committee level.

Vote Required and Board Recommendation.  Nominees receiving a plurality of the votes cast at the meeting in the election of Class A directors will be elected as Class A directors, in the order of the number of votes received. The Board of Directors recommends that shareholders vote FOR each of the nominees for election as Class A directors.

PROPOSAL 2 — ELECTION OF CLASS B DIRECTORS FOR A TWO YEAR TERM

The Board of Directors has nominated the following (4) persons for election as Class B directors at the meeting, for a two-year period until the 2014 Annual Meeting of Shareholders and until their successors have been elected and qualified.  Set forth below is certain information concerning the nominees for election as Class B directors.  Except as otherwise indicated, the occupation listed has been such person’s principal occupation for at least the last five years. Each of the nominees for election as a Class B director of the Company also serves as a director of the Bank.  Except as noted below, each nominee has served as a director of the Company since its organization.

Dudley C. Dworken.  Mr. Dworken, 62, is a private investor and real estate developer. Mr. Dworken was the owner of Curtis Chevrolet, an automobile dealership in Washington, DC Mr. Dworken was a Director of F&M Bank - Allegiance and its predecessor, Allegiance Bank, N.A. (collectively “Allegiance”) from 1987 until October 1997, and a director of Allegiance Banc Corporation from 1988 until its acquisition by F&M National Corporation, which was subsequently acquired by BB&T Corporation (“F&M”).  Mr. Dworken is an active member of numerous community, business, charitable and educational institutions in the Washington, DC/Montgomery County area. Mr. Dworken has served as a director of the Company and Bank since 1999.  In addition to his many years of service on the boards of banking institutions, Mr. Dworken brings entrepreneurial business knowledge and experience to the Board through his ownership and operation of one of the largest automobile dealerships in Washington, DC. He is Chairman of the Washington Area and the Philadelphia Area and Eastern Pennsylvania Better Business Bureaus, and former Trustee of the Washington Area New Automobile Dealers Association.  He has intimate knowledge of the Company through his experience as Chairman of the Company’s audit committee.

Harvey M. Goodman.  Mr. Goodman, 56, has been with The Goodman, Gable, Gould Company, the Maryland based public insurance adjusting firm where he serves as President, since 1977.  He is a director and past president of the National Association of Public Insurance Adjusters, and is a principal, and formerly a director, of Adjusters International, a national public adjusting firm.  Mr. Goodman has served as a director of the Company since 2007, and of the Bank since its organization. Mr. Goodman brings both entrepreneurial experience and a wealth of knowledge of the financial services industry, with a specialty in insurance. He possesses valuable expertise in the areas of risk management and compliance. He has expertise in corporate governance through his board service to organizations in the insurance industry.

Ronald D. Paul.  Mr. Paul, 56, is President, Chief Executive Officer and Chairman of the Board of Directors of the Company.  He has served as Chairman since May 2008, and prior to that time was Vice Chairman and Chief Executive Officer since the organization of the Company.  He also has served as Chairman of the Board of Directors of the Bank since its organization.  Since June 2006, he has served as Chief Executive Officer of the Bank, and he served as Interim President of the Bank from November 3, 2003 until January 26, 2004.  Mr. Paul is President of Ronald D. Paul Companies, Inc. and RDP Management, Inc., which are engaged in the business of real estate investment and management activities. He is active in private investments, including as Chairman of Bethesda Investments, Inc., a private venture capital fund.  Mr. Paul was a director of Allegiance from 1990 until September 1997, and a director of Allegiance Banc Corporation from 1990 until its acquisition by F&M, including serving as Vice Chairman of the Board of Directors from 1995.  Mr. Paul is also active in various charitable organizations, including serving as Vice Chairman of the Board of Directors of the National Kidney Foundation from 1996 to 1997, and its Chairman from 2002 to 2003.  Mr. Paul’s qualifications for the Board include his entrepreneurial, management and real estate expertise developed through his operation of a significant real estate and property management company in the Washington metropolitan area. Mr. Paul also has significant experience in corporate governance issues from his Board service with other public companies and major non-profit organizations. He has extensive knowledge of the Company due to his service in Board and management positions since the inception of the Company.

Norman R. Pozez. Mr. Pozez, 57, is the Chairman and Chief Executive Officer of The Uniwest Companies, Uniwest Construction, Inc., and Uniwest Commercial Realty, Inc., and of Ridemakerz, LLC.  Mr. Pozez has been in the real estate development field for over thirty years. Previously, Mr. Pozez was Chief Operating Officer of The Hair Cuttery of Falls Church, Virginia and is currently on the firm’s Board of Advisors. Mr. Pozez has also served as a Regional Director of Real Estate and Construction for Payless ShoeSource.  During his tenure at Payless and for some years thereafter, Mr. Pozez served on the Board of Directors of Bookstop, Inc., which was sold to Barnes and Noble in 1989.  Mr. Pozez is a licensed Real Estate Broker in Washington, DC, Maryland and Virginia.  Since 1979, Mr. Pozez has been an active member of the International Council of Shopping Centers and is a Board member of a number of not-for-profit organizations serving community needs in and around the Washington, DC metropolitan area.  Mr. Pozez served as Chairman of the Board of Fidelity from April 2004 until February 2005, and as a director of Fidelity from September 2007 until August 2008, when Fidelity was acquired by the Company and he became a director of the Company and Bank. In 2011, Mr. Pozez joined the Board of Advisors of Clenispire, LLC, a start up, virtual law firm.  Mr. Pozez qualifications for Board service include 30 years of management experience at both regional and national companies such as the Hair Cuttery and Payless ShoeSource. His experience in company operations and real estate are very beneficial in light of the Company’s business objectives. He has experience in corporate governance through his prior board service with other companies and non-profit organizations.

Vote Required and Board Recommendation.  Nominees receiving a plurality of the votes cast at the meeting in the election of Class B directors will be elected as Class B directors, in the order of the number of votes received. The Board of Directors recommends that shareholders vote FOR each of the nominees for election as Class B directors.

Non-Continuing Director

Neal R. Gross.  Mr. Gross, 68, is founder, Chairman and Chief Executive Officer of Neal R. Gross & Co. which provides court reporting services to attorneys, the federal government, private organizations and individuals since 1977. Mr. Gross previously served as a director of Century Bancshares, Inc., from 1995 until its acquisition by United Bankshares, Inc. in 2001.  Mr. Gross has served a director of the Company since October 2008, and of the Bank since 2001. Mr. Gross possesses management and financial experience through his operation of a large court reporting service in Washington, DC for over 30 years.  Mr. Gross is not being presented for reelection to the Board of Directors, and his service as a director will terminate at the 2012 Annual Meeting of Shareholders.

Election of Directors of the Bank

If elected, the nominees for election as directors intend to vote for each of the nominees and the following persons to serve as directors of the Bank. Each of the following persons currently serves as a director of the Bank.

Steven L. Fanaroff.  Mr. Fanaroff, 52, is Vice President - Chief Financial Officer of Magruder Holdings, Inc., a regional supermarket chain, with which he has served since 1981.  Mr. Fanaroff served on the Board of Directors of Allegiance from 1990 until 1997. Mr. Fanaroff has served as a director of the Bank since its organization.

Benson Klein.  Mr. Klein, 67, has been an attorney in Montgomery County since 1970, and a principal with Ward & Klein, Chartered, since 1978.  Mr. Klein is also engaged in real estate investment activities in Montgomery County.  He served as a director of Allegiance from 1996 to 1997 and previously served as a director of Lincoln National Bank.  Mr. Klein is currently, and has been, a member of a variety of community, business and charitable institutions in the Washington, DC/Montgomery County area.  Mr. Klein has served as a director of the Bank since its organization.

Susan Lacz.  Ms. Lacz, 51, is a Principal and is Chief Executive Officer of Ridgewells Caterers.  She joined the company in 1986 and purchased it with her business partners in 1997. Active in the community, Ms. Lacz serves on the Board of Directors of the Washington Board of Trade and the Girl Scout Council of the Nation’s Capital, The Board of Trustees and Executive Committee of Imagination Stage, and the Board of Visitors and Executive Committee of

Marymount University. Prior to joining the Board of Directors of the Bank in August of 2008,  Ms. Lacz served as a director of F&T Bank from 2005 to 2008.

Bruce H. Lee. Mr. Lee, 47, is President of Development for Lee Development Group, a closely held family real estate business founded in 1920 and based in downtown Silver Spring. He is principal broker of record for Montgomery Land Company, LLC, which specializes in commercial sales, leasing, and property management and the general partner of Montgomery 1936 Land Company LLC and General Manager of Acorn Self Storage.  Mr. Lee was the charter president of the Greater Silver Spring Chamber in 1993.  Mr. Lee was an elected Council member and Chairman of the Township of Chevy Chase View.   Mr. Lee has served as a director of the Bank since 2000.

Benjamin N. Soto.  Mr. Soto, 43, is an attorney practicing in the areas of real estate transactions and bankruptcy.  He is the principal of Premium Title and Escrow, LLC, a Washington, DC based full service title company. In addition he is the owner of Paramount Development, LLC, which is focused on the acquisition and ground up development of commercial buildings and hotels in Washington, DC. He frequently lectures to members of the DC Bar, is a former board member of the National Bar Association, and of the DC Sports and Entertainment Commission, and a former Vice-Chair of the DC Board of Real Property Assessment and Appeals.  Mr. Soto is a member of the DC Builders Industry Association, the Maryland Land Title Association, and the DC Chamber of Commerce. He is also a Director of the DC Land Title Association and the DC Public Education Fund.  Mr. Soto has served as a director of the Bank since 2006.

James A. Soltesz.  Mr. Soltesz, 57, has served as Chief Executive Officer of Loiederman Soltesz Associates, Inc., a land development engineering and consulting firm since 1997.  Mr. Soltesz serves on the Board of Trustees of Georgetown Preparatory School, Mater Dei School, as a Life Director of the Maryland-National Capital Area Building Industry Association, and Catholic Charities Foundation.  His firm includes 280 people located in six offices throughout the metropolitan area of Washington, DC Mr. Soltesz has served as a director of the Bank since 2007.

Committees, Meetings and Procedures of the Board of Directors

Meetings.  The Board of Directors of the Company met ten (10) times during 2011.  All members of the Board of Directors of the Company attended at least 75% of the meetings held by the Board of Directors and by all committees on which such member served during the 2011 fiscal year or any portion thereof.

Audit Committee. The Board of Directors has a standing Audit Committee. The Audit Committee is responsible for the selection, review and oversight of the Company’s independent registered public accounting firm, occasionally referred to as the “independent accountants,” the approval of all audit, review and attest services provided by the independent accountants, the integrity of the Company’s reporting practices and evaluation of the Company’s internal controls and accounting procedures, including review and approval of quarterly and annual filings with the Securities and Exchange Commission on Form 10-Q and 10-K.  It also periodically reviews audit reports with the Company’s independent accountants. The Board of Directors has adopted a written charter for the Audit Committee. A copy of the charter is available on the Company’s website at www.eaglebankcorp.com. The Audit Committee of the Company is currently comprised of Mr. Dworken, the Chairman, and Messrs. Alperstein, Gross, Pincus, Pozez and Weinstein. Each of the members of the Audit Committee is independent, as determined under the definition of independence adopted by NASDAQ for audit committee members in Rule 5605(c)(2)(A). During the 2011 fiscal year, the Audit Committee of the Company met seven (7) times.  The Board of Directors has determined that Mr. Alperstein is an “audit committee financial expert” as defined under regulations of the Securities and Exchange Commission.

The Audit Committee is also responsible for the pre-approval of all non-audit services provided by its independent accountants.  Non-audit services are only provided by the independent auditors to the extent permitted by law.  Pre-approval is required unless a “de minimus” exception is met. To qualify for the “de minimus” exception, the aggregate amount of all such non-audit services provided to the Company must constitute not more than five percent of the total amount of revenues paid by the Company to its independent accountants during the fiscal year in which the non-audit services are provided; such services were not recognized by the Company at the time of the engagement to be non-audit services; and the non-audit services are promptly brought to the attention of the committee and approved by one or more members of the committee to whom authority to grant such approval has been delegated by the committee prior to the commencement of the nonaudit services.

Governance & Nominating Committee.  The Board of Directors has a standing Governance & Nominating Committee, consisting of three members of the Board of Directors who are “independent directors” within the meaning of NASDAQ Rule 5605(a)(2). The Governance & Nominating Committee is currently comprised of Mr. Pozez, the Chairman, and Messrs. Pincus and Weinstein. The Governance & Nominating Committee is responsible for the evaluation of nominees for election as director, the recommendation to the Board of Directors of director candidates for nomination for election by the shareholders and evaluation of sitting directors. The Board of Directors has adopted a charter for the Governance & Nominating Committee addressing the nominations process. A copy of the charter is available on the Company’s website at www.eaglebankcorp.com. During the 2011 fiscal year, the Governance and Nominating Committee met three (3) times.

The Board has not developed a formal policy for the identification or evaluation of nominees.  In general, when the Board determines that expansion of the Board or replacement of a director is necessary or appropriate, the nominating committee will review, through candidate interviews with members of the Board and management, consultation with the candidate’s associates and through other means, a candidate’s honesty, integrity, reputation in and commitment to the community, judgment, personality and thinking style, willingness to invest in the Company, residence, willingness to devote the necessary time, potential conflicts of interest, independence, understanding of financial statements and issues, and the willingness and ability to engage in meaningful and constructive discussion regarding Company issues. The Governance & Nominating Committee would review any special expertise, for example, expertise that qualifies a person as an audit committee financial expert, and membership or influence in a particular geographic or business target market, or other relevant business experience. The Board of Directors and the Governance & Nominating Committee have not established a specific diversity component in their consideration of candidates for director. To date the Company has not paid any fee to any third party to identify or evaluate, or to assist it in identifying or evaluating, potential director candidates.

The Governance & Nominating Committee will consider director candidates nominated by shareholders during such times as the Company is actively considering obtaining new directors, on the same basis as candidates proposed by the committee, the Board or other sources.  Candidates recommended by shareholders will be evaluated based on the same criteria described above. Shareholders desiring to suggest a candidate for consideration should send a letter to the Company’s Secretary and include: (a) a statement that the writer is a shareholder (providing evidence if the person’s shares are held in street name) and is proposing a candidate for consideration; (b) the name and contact information for the candidate; (c) a statement of the candidate’s business and educational experience; (d) information regarding the candidate’s qualifications to be director, including but not limited to an evaluation of the factors discussed above which the Board would consider in evaluating a candidate; (e) information regarding any relationship or understanding between the proposing shareholder and the candidate; (f) information regarding potential conflicts of interest; and (g) a statement that the candidate is willing to be considered and willing to serve as director if nominated and elected.  Because of the limited resources of the Company and the limited opportunity to seek additional directors, there is no assurance that all shareholder proposed candidates will be fully considered, that all candidates will be considered equally, or that the proponent of any candidate or the proposed candidate will be contacted by the Company or the Board, and no undertaking to do so is implied by the willingness to consider candidates proposed by shareholders.

Compensation Committee.  The Board of Directors of the Company has a Compensation Committee (the “Compensation Committee”), consisting of all of the members of the Board of Directors who are “independent directors” within the meaning of NASDAQ Rule 5605(a)(2), with Mr. Rogers serving as Chairman. The other members are Messrs. Alperstein, Dworken, Goodman, Gross, Pincus, Pozez and Weinstein The Compensation Committee has the sole responsibility for determining executive compensation, including that of the named executive officers. The Compensation Committee makes determinations with respect to salary levels, bonus compensation and equity compensation awards for executive officers. The Board of Directors has adopted a charter for the Compensation Committee. A copy of the charter is available on the Company’s website at www.eaglebankcorp.com. During the 2011 fiscal year, the Compensation Committee met three (3) times.

During 2011, the Compensation Committee retained and worked with ChaseComp Group, LLC, formerly Blanchard Chase, LLC (the “ChaseComp Group”), an executive compensation and benefits consulting firm of national scope and reputation, to assist the Company in evaluating executive compensation levels and the form of executive compensation, and in connection with determining compensation levels for 2011 and 2012.

Compensation Committee Interlocks and Insider Participation. No member of the Compensation Committee has served as an officer or employee of the Company or Bank at any time. None of our executive officers serve as a member of the compensation committee of any other company that has an executive officer serving as a member of our Board of Directors.  None of our executive officers serve as a member of the board of directors of any other company that has an executive officer serving as a member of the Compensation Committee. Except for loans and deposit transactions in the ordinary course of business made on substantially the same terms, including interest rates and collateral, as those for comparable transactions with unaffiliated parties, and not presenting more than the normal risk of collectability or other unfavorable features, and except for transactions described under “Election of Directors - Director Compensation” and “Executive Compensation - Certain Relationships and Related Transactions,” no member of the Compensation Committee or any of their related interests has any material interest in any transaction involving more than $120,000 to which the Company is a party.

Board Leadership Structure and Risk Oversight Role.  The role of Chairman of the Board of Directors and Chief Executive Officer of the Company are currently held by the same person, Mr. Paul. The foregoing structure is not mandated by any provision of law or our articles of incorporation or bylaws. The Board of Directors reserves the right to establish a different structure in the future.  The Board of Directors currently believes that this structure is the most appropriate leadership structure for the Company. Under the Company’s bylaws, the official role and power of the Chairman is limited, and is related largely to the conduct of meetings of the Board of Directors and shareholders. The Board of Directors believes that the Chief Executive Officer is in the best position to be aware of major issues facing the Company on a day-to-day and long-term basis, and is in the best position to identify key risks and developments facing the Company that may need to be brought to the full Board’s attention. Further, a combined Chairman/Chief Executive Officer position eliminates the potential for confusion as to who leads the Company, providing the Company with a single public “face” in dealing with shareholders, employees, regulators, analysts and other constituencies.  To date, this structure has worked successfully for the Company.  The Board of Directors does not have a designated “lead director.” However, members of the Board of Directors are active in their oversight of management.

The Board of Directors of the Company, all of the members of which are also members of the Board of Directors of the Bank, is actively involved in the Company’s and Bank’s risk oversight activities. These directors, as well as the directors of the Bank, working through numerous committees of the Company and Bank, review and approve the policies of the Company and Bank. The Boards of Directors regularly review the minutes and other reports from the various Board committees.

Shareholder Communications. Company shareholders who wish to communicate with the Board of Directors or an individual director can write to Eagle Bancorp, Inc., 7815 Woodmont Avenue, Bethesda, Maryland 20814, Attention: Jane E. Cornett, Corporate Secretary. Your letter should indicate that you are a shareholder, and whether you own your shares as a registered holder or in street name. Depending on the subject matter, management will: (a) forward the communication to the director or directors to whom it is addressed; (b) handle the inquiry directly or delegate it to appropriate employees, such as where the communication is a request for information, a stock related matter, or a matter related to ordinary course matters in the conduct of the Company’s banking business; or (c) not forward the communication where it is primarily commercial or political in nature, or where it relates to an improper, frivolous or irrelevant topic. Communications which are not forwarded will be retained until the next Board meeting, where they will be available to all directors.

Director Attendance at the Annual Meeting. The Board of Directors believes it is important for all directors to attend the annual meeting of shareholders in order to show their support for the Company and to provide an opportunity for shareholders to communicate any concerns to them. Accordingly, it is the policy of the Company to encourage all directors to attend each annual meeting of shareholders unless they are unable to attend by reason of personal or family illness or pressing matters. All of the Company’s nine directors in office at the time attended the 2011 annual meeting of shareholders.

Audit Committee Report

The Audit Committee has been appointed to assist the Board of Directors in fulfilling the Board’s oversight responsibilities by reviewing the financial information that will be provided to the shareholders and others, the systems of internal controls established by management and the Board and the independence and performance of the Company’s audit process.

The Audit Committee has:

(1)                                 reviewed and discussed with management the audited consolidated financial statements included in the Company’s Annual Report on Form 10-K;

(2)                                 discussed with Stegman & Company, the Company’s independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

(3)                                 has received the written disclosures and letter from Stegman & Company as required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with Stegman & Company, its independence.

Based on these reviews and discussions, the Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011.  The Audit Committee has also considered whether the amount and nature of non-audit services provided by Stegman & Company is compatible with the auditor’s independence.

Members of the Audit Committee

Dudley C. Dworken, Chairman	Robert P. Pincus
Leslie M. Alperstein	Norman R. Pozez
Neal R. Gross	Leland M. Weinstein

Director Compensation

The following table sets forth information regarding compensation paid to, or earned by, non-employee directors of the Company during the fiscal year ended December 31, 2011 for service as members of the Company and Bank Boards of Directors.  Members of the Board of Directors who are employees do not receive additional cash compensation for service on the Board of Directors.

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Option Awards(2)(3)	All Other Compensation		Total
Leslie M. Alperstein, Ph.D.	$32,500	$—	$—	$—		$32,500
Dudley C. Dworken	$92,250	$—	$—	$—		$92,250
Harvey M. Goodman	$33,000	$—	$—	$—		$33,000
Neal R. Gross	$36,500	$—	$—	$—		$36,500
Robert P. Pincus	$336,000	$195,020	$—	$40,000	(4)	$571,020
Norman R. Pozez	$33,750	$—	$—	$—		$33,750
Donald R. Rogers	$36,250	$—	$—	$—		$36,250
Leland M. Weinstein	$47,250	$—	$—	$—		$47,250

(1)         Represents the grant date fair value of shares of restricted stock awarded during 2011. At December 31, 2011, the non-employee directors had unvested shares of restricted common stock as follows: Mr. Alperstein — 428 shares; Mr. Dworken — 428 shares; Mr. Goodman — 428 shares; Mr. Gross — 428 shares; Mr. Pincus — 24,000 shares; Mr. Pozez — 428 shares; Mr. Rogers — 428 shares and Mr. Weinstein —428.

(2)         Represents the grant date fair value of option awards received during 2011.  Please refer to note 13 to the Company’s Consolidated Financial Statements for the year ended December 31, 2011 for a discussion of the assumptions used in calculating the grant date fair value.

(3)         At December 31, 2011, the non-employee directors had outstanding option awards, vested and unvested, to purchase shares of common stock as follows: Mr. Alperstein —2,943 ; Mr. Dworken — 3, 575; Mr. Goodman — 4,504; Mr. Gross — 2,884; Mr. Pincus — 93,405 shares; Mr. Pozez — 0 shares; Mr. Rogers — 4,318 shares and Mr. Weinstein — 4,318 shares.

(4)         Represents a life insurance allowance of $10,000 and $30,000 of payments to defer the cost of health insurance and auto expenses.

During the 2011 each non-employee director of the Company and Bank, other than Mr. Pincus, received an annual retainer of $10,000 in cash ($15,000 if a member of both the Company and Bank Board of Directors), plus a cash fee of $750 for each meeting attended of the Board of Directors of the Company, the Board of Directors of the Bank or a committee of the Board of the Company or the Bank ($3,000 per meeting of a committee if serving as chair of the Audit and Compensation Committees, and $2,000 for other committees). No equity based awards were issued to any non-employee director other than Mr. Pincus during 2011. In 2011, an aggregate of $311,500 in cash retainers and meeting fees were paid to members of the Board of Directors of the Company (other than Mr. Paul and Mr. Pincus) for service on the Board of Directors of the Company and Bank, and $133,000 was paid to members of only the Board of Directors of the Bank for such service.

For 2012, per meeting fees were increased to $1,500 for each meeting of the Company board or committees and $750 for each meeting of the Bank board or committees, and fees for serving as chair of the Audit or Compensation committee increased to $15,000 per year, and for serving as chair of the Governance and Nominating Committee increased to $5,000 per year. In February 2012, each non-employee director of the Company other than Mr. Pincus was awarded 3,200 shares of restricted stock, vesting in five installments over a four year period, and each non-employee director serving only on the Bank Board of Directors received an award of 700 shares of restricted stock with the same vesting schedule.

In connection with the acquisition of Fidelity, Mr. Pincus and the Bank entered into an agreement pursuant to which he is retained to serve as Vice Chairman of the Board of Directors of the Company and Bank. Under that agreement, Mr. Pincus receives an annual payment, $336,000 during 2011 and currently $400,000, subject to annual increase to reflect, at a minimum, the increase in the consumer price index, in lieu of all other cash fees for service on the Board of Directors. Mr. Pincus will also be eligible to receive incentive bonuses pursuant to Board approved plans, and $40,000 of reimbursements. The agreement has a term extending until August 31, 2012, subject to automatic renewal for a one year term unless either party gives 60 days notice of nonrenewal. In the event of early termination of the agreement by the Bank without cause, or as a result of Mr. Pincus’ death or disability, or as a result of nonrenewal by the Bank, Mr. Pincus (or his estate) would be entitled to receive continued payment of retainer compensation and car allowance for one year, subject to his continued compliance with the confidentiality, noncompete and nonsolicitation provisions of the agreement. The agreement provides that during the term and for a period of eighteen months after termination, Mr. Pincus will not in any capacity: (i) render any services to a bank or financial services business, including but not limited to any consumer savings, commercial banking, insurance or trust business, or a savings and loan or mortgage business, or other business in which the Bank has invested significant resources in anticipation of commencing, or to any person or entity that is attempting to form such a business if it operates any office, branch or other facility that is (or is proposed to be) located within a thirty-five mile radius of the location of any branch of the Company or Bank or their affiliates; or (ii) induce or attempt to induce any customers, suppliers, officers, employees, contractors, consultants, agents or representatives of, or any other person that has a business relationship with, the Company or Bank or their affiliates, to discontinue, terminate or reduce the extent of their relationship with such entity or to solicit any such customer for any competitive product or service, or otherwise solicit any customer or employee of the Company, or the Bank.

Under the agreement, in the event that: (i) Mr. Pincus is terminated without cause after a change in control; (ii) his title, duties or position are materially reduced within twelve months after a change in control, without his consent, such that he would not have materially comparable compensation benefits and responsibilities, and not have his primary worksite moved more than twenty five miles, and such change is not cured within thirty days of notice of termination; or (iii) he voluntarily terminates the agreement within the thirty day period following twelve months after a change in control, Mr. Pincus would be entitled to receive a lump sum payment equal to 2.99 times his highest rate of base compensation in effect within the twelve months prior to termination, subject to adjustment to avoid adverse tax consequences resulting from characterization of such payment for tax purposes as a ‘‘parachute payment.’’  If Mr. Pincus were entitled to receive the termination benefits as of December 31, 2011, he would receive approximately $773 thousand.  Additionally, unvested options and shares of restricted stock having an inherent value of $614,640 would vest.

The Company does not maintain any discretionary bonus or non-equity incentive plans or compensation programs, deferred compensation, defined contribution or defined benefit retirement plans, for non-employee directors, or in which such directors may participate.

Executive Officers Who Are Not Directors

Set forth below is certain information regarding persons who are executive officers of the Company or the Bank and who are not directors of the Company.  Except as otherwise indicated, the occupation listed has been such person’s principal occupation for at least the last five years.

Laurence E. Bensignor.  Mr. Bensignor, 55, Executive Vice President and General Counsel of the Company and Bank, joined the Company in April 2010 after 29 years in the legal and real estate industries in the Washington, DC area. From February 2009 until joining the Company, he was a principal in CastleGate Partners, LLC, a real estate investment firm.  Previously, from 1999 through 2008, Mr. Bensignor served as Trustee of the Van Metre Family Trusts, the controlling owner of a private, multifaceted real estate organization. Previously, he was a partner and chaired the real estate practice group in the Washington, DC office of the national law firm of Arter & Hadden and formerly was a partner in the Washington, DC law firm of Melrod, Redman & Gartlan. Mr. Bensignor is a Fellow of the American College of Real Estate Lawyers.

Michael T. Flynn.  Mr. Flynn, 64, has served as Executive Vice President and Chief Operating Officer of the Company since June 2006, previously served as President - District of Columbia Division of the Bank, from June 2006 until August 2008, and was President of the Bank from January 2004 until June 2006.  Mr. Flynn has over 39 years experience in the banking industry in the Washington, DC and Maryland region. Prior to joining EagleBank in January 2004, he was the Washington region executive for Mercantile Bankshares Corporation from April 2003. He previously was the Director of Strategic Planning for Allfirst Financial, Inc., and prior to that held several executive level positions for Bank of America and predecessor companies. He has been involved in community affairs throughout his career, particularly educational groups including the American Institute of Banking and the Corcoran College of Art & Design.

James H. Langmead.  Mr. Langmead, 62, Executive Vice President and Chief Financial Officer of the Company since January 2007, and Executive Vice President and Chief Financial Officer of the Bank since January 2005, previously served as Chief Financial Officer of Sandy Spring Bank and Sandy Spring Bancorp, Inc. Mr. Langmead, a Certified Public Accountant, served in various financial and senior management roles with Sandy Spring Bank from 1992 through 2004. Prior to that time, Mr. Langmead managed the finance group at the Bank of Baltimore. He has over 41 years experience in the commercial banking industry.

Antonio F. Marquez. Mr. Marquez, 53, Executive Vice President and Chief Commercial Real Estate Lending Officer, joined the Company in August 2011. Mr. Marquez has 27 years experience in the banking industry. Prior to joining EagleBank, he established the real estate lending franchise for HSBC for the Washington, DC market. Earlier he was the head of Commercial Real Estate lending at Chevy Chase Bank from 1997 to 2005 and previously held various lending positions at the Riggs National Bank in Washington , DC after starting his career at the Chase Manhattan Bank in New York.

Thomas D. Murphy.  Mr. Murphy, 64, is currently President - Community Banking of the Bank, and previously served as President - Montgomery County Division of the Bank, from June 2006 through September 2009, and as Executive Vice President - Chief Operating Officer of the Bank. He served at Allegiance from September 1994, including as Executive Vice President and Chief Operating Officer from December 1995 until November 1997.  Prior to his service at Allegiance, he served in the same position at First Montgomery Bank from August 1991 until its acquisition by Sandy Spring National Bank of Maryland in December 1993, and he served as a Vice President of that organization until September 1994. Mr. Murphy has 36 years experience in the commercial banking industry. Active in community affairs, he is past president of the Bethesda-Chevy Chase Chamber of Commerce.

Susan G. Riel.  Ms. Riel, 62, is currently Senior Executive Vice President - Chief Operating Officer of the Bank, and Executive Vice President of the Company. She was formerly Executive Vice President - Chief Operating Officer of the Bank and Chief Administrative Officer, and previously served as Executive Vice President - Chief Operating Officer of Columbia First Bank, FSB from 1989 until that institution’s acquisition by First Union Bancorp in

1995.  Ms. Riel has over 32 years of experience in the commercial banking industry.  Ms. Riel has been with the Company since its inception in 1997.

Janice L. Williams.  Ms. Williams, 55, Executive Vice President and Chief Credit Officer of the Bank, has been employed with the Bank as Credit Officer, Senior Credit Officer, and Chief Credit Officer since 2003.  Prior to employment with the Bank, Ms. Williams served with Capital Bank, Sequoia Bank, and American Security Bank. Additionally, Ms. Williams, a graduate of Georgetown University Law Center and a Member of the Maryland Bar, was previously employed in the private practice of law in Maryland.

EXECUTIVE COMPENSATION

Compensation Disclosure and Analysis

The Company is committed to responsible compensation practices and strives to balance sound risk management and the need to compensate its employees competitively for proven performance.  In this discussion and analysis, we describe how the Company has compensated our named executives to both comply with restrictions under regulations adopted by the United States Department of the Treasury (the “Treasury”) applicable to companies participating in programs under the Troubled Asset Relief Program (“TARP”), to which the Company remained subject until July 17, 2011, and to reward them given our strong performance in 2011.  We repaid all of our TARP obligations during 2011, however, over the past three years we added some important protections for shareholders and other stakeholders that will likely stay in place going forward.  These actions include having the Chief Risk Officer review incentive compensation plans, maintaining a luxury expenditure policy and including clawback provisions in our incentive compensation plans.  If 2011 performance is found to be based on materially inaccurate performance criteria, incentive compensation for 2011 will be forfeited and/or recovered.

Later in this proxy statement under the heading “Executive Compensation Tables,” you will find a series of tables containing specific information about the compensation earned by or paid in 2011 to Mr. Paul, the Chief Executive Officer of the Company, Mr. Langmead, the Chief Financial Officer, and the three most highly compensated executive officers of the Company (including officers of the Bank) who received total compensation of $100,000 or more during the fiscal year ended December 31, 2011, referred to as our “named executive officers” or “named executives.”

Impact of Participation in Capital Purchase Program. On December 5, 2008, the Company sold a series of its preferred stock and warrants to purchase common stock to the Treasury under the Capital Purchase Program established under TARP (the “CPP”). As a result of its participation in the CPP, the Company became subject to the executive compensation requirements of the Emergency Economic Stabilization Act of 2008 (“EESA”), as amended by the American Reinvestment and Recovery Act of 2009 (“ARRA”). Pursuant to ARRA, the Treasury adopted interim final rules setting forth the standards on corporate governance and executive compensation, as updated by subsequently issued technical corrections and guidance (collectively, the “TARP Restrictions”).  The TARP Restrictions, which were applicable to the Company through July 17, 2011 when the Company’s obligations under TARP were redeemed, include:

•                  a prohibition on paying or accruing any bonus, retention award, or incentive compensation to the five most highly compensated employees of the Company, other than in the form of “long-term restricted stock” in an amount not greater than one-third of the employee’s total compensation;

•                  a prohibition on making any “golden parachute” payments to the named executive officers and the Company’s next five most highly compensated employees, for departure from the Company or upon a change in control of the Company;

•                  a prohibition on any compensation plan that would encourage manipulation of reported earnings, or encourage the named executive officers to take unnecessary and excessive risks that could threaten the value of the Company;

•                  a requirement to conduct semi-annual reviews of the named executive officer and employee compensation plans to ensure they do not contain such prohibited features;

•                  a prohibition on tax gross-ups or other reimbursements for the payment of taxes to the named executive officers and the Company’s next twenty most highly compensated employees;

•                  a limitation on the tax deductibility of the portion of a named executive officer’s annual compensation in excess of $500,000;

•                  a requirement for the repayment, or clawback, of any bonus, incentive and retention payments made to the named executive officers or the next twenty most highly compensated employees, if based on financial statements or any other performance metric criteria that is later found to be materially inaccurate;

•                  establishment by the Board of a company-wide policy regarding excessive or luxury expenditures; and

•                  a requirement to include a proposal for a non-binding vote of shareholders at annual meetings on the compensation of executives as disclosed pursuant to the executive compensation disclosures included in the proxy statement.

The TARP Restrictions necessarily impacted our compensation practices during the period they were applicable to the Company, as noted in the following discussion. We believe that the Company has fully complied with the TARP Restrictions while they were applicable.

Compensation Objectives.  The primary objectives of the Board of Directors with respect to executive compensation is to tie annual and long-term cash and stock incentives to the achievement of measurable Company and individual performance objectives, thereby aligning the named executive’s incentive with maintaining and increasing shareholder value.  We attempt to achieve these objectives through “pay for performance” compensation policies and programs that put a significant portion of our named executive officers’ overall compensation at risk. Potentially 10% to 35% of total compensation (at target levels) is intended to be in the form of cash bonuses.  In addition, we utilize equity compensation awards in order to focus executives on longer term financial performance and running a safe and sound organization.  We also recognize that ours is a highly competitive market for executive officers, and that we compete for personnel against local community banks and against national, regional and local institutions that operate in the entire metropolitan Washington DC area, and in surrounding markets.  We did not provide our named executives with cash bonuses or incentive payments (nor did we accrue for any cash payments for covered executives) while we were subject to the TARP Restrictions.  During our participation in TARP, we sought, instead, to provide all of our named executives with equivalent value in the form of “long-term restricted stock” which is compliant with the TARP Restrictions.  We did note however, that limitations under TARP, prevented us from making cash or equity payouts that would have otherwise been paid under our short term and long term incentive programs, both of which are performance based. Once we exited TARP, we did award discretionary cash bonuses to reward our executives for superior performance relative to our peers in an especially challenging market and to make up for shortfalls in incentive compensation that otherwise would have been earned had we not been participating in TARP for the past three years.

Compensation Philosophy.  Our compensation philosophy is to reward our executives with total compensation at or above market commensurate with our performance.  Prior to our participation in TARP, our compensation philosophy was to target base salaries for named executives at the market median (50th percentile), taking into consideration individual performance.  Our goal was and is to provide meaningful incentives through pay for performance programs that pay at the market median for budgeted performance and at the 75th percentile or higher when performance expectations are exceeded.  Participating in the TARP program, limited our compensation mix and thus our compensation philosophy was adjusted to place more leverage on base salaries and stock.  Now, that we have exited TARP, we plan to revert back to our former pay for performance strategy where more emphasis is placed on cash bonuses and equity awards that must be earned.

The Role of the Compensation Committee.  The Company’s Compensation Committee (in this discussion, the “Committee”) serves the full Board of Directors by providing oversight and guidance with respect to compensation policies and practices.  Also, the Committee provides oversight to management so that we create and maintain competitive programs which attract, develop, motivate, reward and retain executives committed to superior performance and the highest professional and ethical standards.  The Committee seeks to ensure that personnel and compensation policies support our strategic mission and comply with all applicable legal and regulatory requirements.  They also review and consider the results of shareholder advisory votes on executive compensation and respond appropriately.

The Role of Consultants.  In 2011, the Committee retained the Services of the ChaseComp Group, which has served as the compensation consultant to the Committee since 2008.  The ChaseComp Group reported directly to the Committee. ChaseComp Group does not provide any non-compensation related services or products to the Committee or the Company. The compensation consulting firm provides annual market analyses on executive and director compensation.  In addition, ChaseComp Group assists the Committee with the executive annual and long-term incentive programs, and provides the Committee with guidance on regulatory matters as it relates to executive compensation.

The Role of Management.  Input from the Chief Executive Officer is considered by the Committee regarding the criteria to be used to determine base salary, bonuses and other benefits for named executive officers other than the Chief Executive Officer. Although input from the Chief Executive Officer is considered by the Committee, the Committee exercises final authority on compensation matters for all named executive officers.  The Chief Executive Officer is not present at Committee meetings during discussion and deliberations regarding his own compensation.

Compensation Components.  The key components of our 2011 executive compensation program for all named executive officers consist of a base salary, a performance-based cash bonus plan — the Senior Executive Incentive Plan, a long-term equity based compensation plan — the 2006 Stock Plan, and a 401(k) Plan.  We do not have any nonqualified deferred compensation or supplemental executive benefits in place for our executives.

Base Salary.  The Board of Directors believes that base salaries for named executive officers should be targeted at market competitive levels. Base salaries are reviewed annually and adjusted based on our review of market data and assessment of Company and individual executive performance. During 2011, our named executives received base salary increases as set forth in the table below.  The amount of the increases reflects the results of the market survey prepared by the ChaseComp Group, individual performance, and importance of retaining key executives at the Company while our ability to compensate them was restricted during our TARP participation.

Name	Title	2010 Base	2011 Base	Increase
Ronald D. Paul	President and Chief Executive Officer	$542,000	$623,300	15%
James H. Langmead	EVP — Chief Financial Officer	$260,000	$280,800	8%
Thomas D. Murphy	President — Community Banking of Bank	$255,000	$275,400	8%
Susan G. Riel	EVP, Senior EVP — Chief Operating Officer of Bank	$305,000	$341,600	12%
Janice L. Williams	EVP — Chief Credit Officer of Bank	$250,000	$275,000	10%

The Compensation Committee has approved base salary increases for 2012 based on our latest market analysis, and individual performance.  Now that we can fully reinstitute our compensation philosophy and strong pay for performance programs, our increases are more modest in 2012 and range from three (3%) to seven (7%) of salary. Please refer to “Executive Compensation Tables — Employment Agreements” below for additional information on current salaries and named executive compensation.

Senior Executive Incentive Plan.  The Senior Executive Incentive Plan was established to reward our executives for achieving predefined performance goals.  In 2011, all named executive officers participated in the Senior Executive Incentive Plan.  Under the plan, an executive is eligible to earn a percentage of his or her base salary based on achievement of Company and individual performance objectives.

During 2011, participating executives could earn target incentives ranging from 20% to 35% of their base salary.  Maximum awards are generally twice that of target, however, the Committee voted that going forward in 2012, that the Board may pay out above maximum if performance results were beyond performance expectations set at maximum levels (generally more than 15% above budgeted goals). As noted below in the discussion of the high performance peer group, our performance in 2011 was very strong.  On average, our financial results were at the 80th percentile of the peer group and several important indicators, including net interest margin, core earnings per share growth and total three year return, were over the 90th percentile.  As a result of our performance, we hit our maximum level for net operating income under the Senior Executive Incentive Plan, and many individuals achieved their strategic goals, departmental goals and/or individual goals.  Accordingly the Committee approved annual incentive payouts that were above the maximum levels for some of the named executives as shown in the table below. Mr. Paul earned an incentive award equal to 84% of base salary, reflecting the Company exceeding the maximum goal for net operating income, and deposit and loan growth, exceeding his strategic goals and obtaining the highest ranking on his individual performance evaluation. Our industry peer group analysis indicated that CEOs with similar performance received awards ranging from 75% to 91% of base salary. The payment to Mr. Murphy which also exceeded the maximum payment called for by the plan, was based upon the Bank’s deposit growth achieved during the year, a key factor in the Bank’s success for 2011.

Name	Title	2011 Annual Incentive Target Award	Maximum Annual Award	Actual 2011 Payout
Ronald D. Paul	President and Chief Executive Officer	35%	70%	84%
James H. Langmead	EVP — Chief Financial Officer	25%	50%	38%
Thomas D. Murphy	President — Community Banking of Bank	25%	50%	57%
Susan G. Riel	EVP, Senior EVP — Chief Operating Officer of Bank	30%	60%	54%
Janice L. Williams	EVP — Chief Credit Officer of Bank	25%	50%	29%

In order for the named executive to receive any portion of the potential aggregate incentive payout, the Company must maintain satisfactory regulatory ratings and reviews.  Additionally, no amounts are payable if the Company does not achieve at least 85% of the Bank’s net income goal.  Then, component portions of the aggregate potential payment may be earned, based upon the degree of achievement of designated performance targets for the other metrics described below.  The measures to which each named executive’s award is subject may vary depending on the executive’s area of responsibility. Each component portion of the potential incentive payment is subject to payment only if the threshold is met or exceeded in total, with no provision for partial or graduated payments for below threshold performance levels. We pay, however, on a pro rata basis for actual performance results that fall between threshold, target and maximum levels. The actual amount which an individual named executive officer may receive may therefore be equal to or below the amount or percentage indicated in the table above.

For 2011, we added a new category of performance metrics, strategic goals, to ensure that our annual goals are aligned with our long-term business strategy. Goals that are in this category will vary by the executive’s role at the Company and may include exam ratings, credit quality, investor relations, expansion and market activities, government and community involvement, and similar matters. The following table indicates the relative weight of Company—wide, strategic, and personal performance goals for each named executive officer

	Weighting of Performance Criteria by Officer
Name	Company-Wide Performance	Strategic Goals Vary by Position/Role	Personal Performance
Ronald D. Paul	50%	25%	25%
James H. Langmead	60%	15%	25%
Thomas D. Murphy	65%	10%	25%
Susan G. Riel	50%	25%	25%
Janice L. Williams	70%	10%	20%

The table below reflects the percentage weighting of each metric applicable to each of the named executives. For example, 50% of Mr. Paul’s target incentive payment of 35% of base salary is contingent on meeting the designated net operating income target.  If the net operating income target is met, but not exceeded he would receive 17.5% of salary in respect of that component. The target level of the same factor may be different for different named executives.  Other performance metrics, not described below, are applicable to senior executives who are not named executive officers.

2011 Senior Executive Incentive Bonus Plan Metrics and Weighting

	Mr. Paul	Mr. Langmead	Mr. Murphy	Ms. Riel	Ms. Williams
Net operating income	50%	20%	15%	15%	10%
Efficiency ratio	—	20%	—	20%	10%
Net interest margin	—	20%	—	—	—
Level of non-performing assets	—	—	—	—	25%
Demand deposits/Total deposits	—	—	25%	—	—
Level of charge-offs	—	—	—	—	25%
Money market deposits/Total deposits	—	—	15%	—	—
Loan Growth	—	—	10%	—	—
Level of salary, benefit and other expense	—	—	—	15%	—
Strategic Goals	25%	15%	10%	25%	10%
Personal Performance	25%	25%	25%	25%	20%

The target level for the efficiency ratio was 57.32%; for net interest margin was 3.92%; the target level for net operating income was $21.7 million. The target level for salary, benefit and other expenses was $56.4 million. The target levels for loan related, non performing asset related, deposit growth related and expense related metrics are not disclosed in order to prevent competitive harm to the Company. The Company met or exceeded threshold levels for all listed metrics, with deposit and loan growth above maximum levels, other expenses below target, and the level of non-performing assets slightly below target. Target levels for all metrics are based upon the Company’s budget goals, which are established by determining the expected financial position and results of operations of the Company at the end of the budget year, in light of the available resources of the Company, market conditions, anticipated interest rates, competitive factors and other anticipated economic and financial conditions, and adjusting the budgeted results of operation, deposit and loan totals and performance ratios to reflect improvement.  The Committee and Board of Directors consider these goals aggressive in regard to expected performance and industry standards, particularly in light of the difficult economic climate during 2011. The establishment of budget goals and performance targets for compensation plan purposes in one year, and the changes in such goals and targets from year to year, is not intended to provide any guidance or indication as to operating performance or results in any future period, and readers should not extrapolate past goals to predict future performance goals or targets.

The Committee reserves the right to adjust the actual results for any metric to reflect extraordinary, unbudgeted or nonrecurring items or expenses which inappropriately affect, positively or negatively, a participant’s incentive payment opportunity.  During 2011, the Committee adjusted four (4) metrics: net income, salaries, benefits and other expenses, net interest margin, and efficiency ratio. These metrics were adjusted to reflect unanticipated opportunities which resulted in significant impact on established income and expense related goals, including: merger expenses, lease buyout, unanticipated delay in entering into the Small Business Lending Fund program, which impacted the Company’s dividend expense significantly, deposit service charges waived in connection with the core system conversion, and the senior staff mid-year bonus. In 2011 we exceeded the net income target and achieved at least threshold performance in all of the Company wide metrics listed above, therefore amounts paid to named executive officers pursuant to the Senior Executive Incentive Plan for 2011 performance ranged from approximately 15% to 84% of base salary.

Discretionary Bonuses in 2011

The Board of Directors reserves the right to grant a discretionary bonus in addition to the performance related incentive payment, under the Senior Executive Incentive Plan.  In August 2011, the Board approved a discretionary grant to reward executives for exiting TARP and for maintaining superior levels of performance despite the challenges of the economic recession and shortfalls in compensation due to TARP restrictions. Although paid in 2011, these awards were granted to recognize the performance of the Bank and the executives during 2009 and 2010.  No commitments were made to the executives regarding any bonus payments, and they had no legal entitlement or expectation that such payments would be made. No expenses were accrued for these payments during 2009 or 2010.

In addition, some discretionary grants were approved once 2011 year end performance results were final.  These additional year-end bonuses are intended to deliver total direct compensation levels for 2011 commensurate with the 75th or 85th percentile of what our high performance peer group paid to executives per our most recent market analysis.  In 2011, the Committee approved the following discretionary bonuses, which are reflected in our summary compensation table.

Name	Title	August 2011 Discretionary Bonus	2011 Year-end Discretionary Bonus
Ronald D. Paul	President and Chief Executive Officer	$799,348	$—
James H. Langmead	EVP — Chief Financial Officer	$58,938	$60,000
Thomas D. Murphy	President — Community Banking of Bank	$98,265	$—
Susan G. Riel	EVP, Senior EVP — Chief Operating Officer of Bank	$184,801	$75,000
Janice L. Williams	EVP — Chief Credit Officer of Bank	$33,280	$30,000

Equity Compensation.  We believe that our long-term interests are best advanced by aligning the interests of our executive officers with the interests of our shareholders. Accordingly, subject to compliance with the provisions of the TARP Restrictions which limit our ability to grant options and other incentive awards, we may award stock options, stock appreciation rights (“SARs”) and restricted stock to our executive officers pursuant to our 2006 Stock Plan, which was adopted by our shareholders in 2006.

2011 Equity Grant in lieu of Cash Bonuses earned under Senior Executive Incentive Plan.  During the first quarter of 2011, while a TARP recipient, we paid annual incentive awards that were earned for 2010 performance in the form of long-term restricted stock in accordance with the TARP Restrictions.  The fair value of these grants that were made under the Senior Executive Incentive Plan (that otherwise would have been in cash) ranged from 11% to 50% of the named executive’s base salary. The shares of long-term restricted stock granted in 2011 which reflect amounts earned under the Senior Executive Incentive Plan are not vested or transferable prior to the redemption in full of the Company’s preferred stock issued under TARP, or a minimum period of two years from grant, whichever is later. The portion reflecting the value of discretionary cash bonuses and/or option grants vest over four years, 60% on the second anniversary of the date of grant, and 20% on the third and fourth anniversaries, provided that no amount shall vest prior to the redemption in full of the Company’s TARP preferred stock.

2011 Discretionary Bonus Award Paid in Equity for 2010 Performance:  Based on 2010 performance, the Committee approved additional discretionary awards of long-term restricted stock for the named executive officers in March 2011. The fair value of these grants ranged from 6% to 19% of the named executive’s base salary.  These are in addition to the restricted shares that were paid in lieu of bonuses (earned for 2010 performance) under the Senior Executive Incentive Plan. The level of discretionary grants for the named executives was limited by the TARP Restrictions, which also precluded any additional award to Mr. Paul. The portion reflecting the value of discretionary cash bonuses and/or option grants vest over four years, 60% on the second anniversary of the date of grant, and 20% on the third and fourth anniversaries, provided that no amount shall vest prior to the redemption in full of the Company’s preferred stock issued under TARP.

2011 Restricted Stock Awards:  The two equity grants reported above could have been made in cash had we not been participating in TARP for the first half of 2011.  In addition to the annual incentive awards earned for 2010 performance (paid in restricted stock) and the discretionary bonus (also paid in restricted stock), we also granted equity awards based on our performance for 2011.  The restricted stock grants made in March of 2011 ranged from 10% to 23% of base salary, with the exception of Mr. Paul who did not receive any additional grant as he was limited by the TARP Restrictions.  The sum of all three equity grants in 2011 (paid for 2010 performance) did not exceed more than 1/3 of an officer’s 2011 total compensation.

Timing and Pricing of Equity Awards.  Equity compensation awards for named executive officers and employees are generally approved in the first quarter of each year.  Awards may be made periodically for new hires during the year.  Awards are based on a number of criteria including the Bank’s performance, the relative rank of the employee within the Company and his or her specific contributions to the success of the Company.

The grant date is established when the Committee approves the grant and all key terms have been established and communicated to award recipients.  We set the exercise price for our stock options as the average of the high and low stock price on the grant date. Our equity award process is independent of any consideration of the timing of the release of material nonpublic information, including with respect to the determination of grant dates or stock option exercise prices.  Similarly, we expect that the release of material nonpublic information will not be timed with the purpose or intent to affect the value of executive compensation.

Peer Groups & Benchmarking.  In the fourth quarter of 2011, ChaseComp Group was engaged to provide an updated market analysis of executive compensation levels. This study utilized essentially the same high-performing peer group that was developed for the 2010 analysis.  This peer group was selected last year by including banks located on the east coast with assets between $900 million and $4.5 billion. The peer group included metropolitan banks with return on average equity (“ROAE”) greater than 6%, returns on average assets (“ROAA”) greater than 0.5%, and a ratio of nonperforming assets (“NPAs”)to total assets less than 2%.  The group reflects banks with at least 50% of its loan portfolio in commercial loans

This year we expanded our peer group due to our increased asset size and the fact that a few banks fell out (and will continue to fall out) of this group due to our continued growth, announced merger activity, or declined performance. Parameters for this year’s study included east coast banks with $1.5 billion to $9 billion in assets with median assets of $2.7 billion.  We also looked at similar ROAE, ROAA and NPA measures, although we note, that at the time of peer group revisions, we relied on peers’ performance through September 30, 2011. Overall, fourteen of the twenty one peers (67%) below were represented in our original high performing peer group that we established in 2010.  This year’s peer group was comprised of 23 banks which we used in our market analysis, however two of those banks (Bancorp of Rhode Island and State Bancorp NY), have since been acquired, leaving us with year-end financials for 21 banks.

Peer Group.  The 2011 proxy peer group is listed below.  As summarized below, the Company’s financial performance in 2011 was very strong relative to our high performing peer group.

Company Name	City	State	Total Assets 2011Y ($000)	Asset Growth 3 Year (%)	ROAA 2011Y (%)	ROAE 2011Y (%)	Net Interest Margin 2011Y (%)	Efficiency Ratio 2011Y (%)	NPAs/ Assets 2011Y (%)	Tangible Equity Ratio 2011Y (%)	Core EPS Growth 2011Y (%)	Total Return 3 Year (%)
F.N.B. Corporation	Hermitage	PA	9,786,483	17.00	0.88	7.36	3.79	60.40	1.68	6.01	8.43	116.44
United Bankshares, Inc.	Charleston	WV	8,451,470	4.31	0.97	8.50	3.83	51.62	1.36	6.99	5.88	138.10
WesBanco, Inc.	Wheeling	WV	5,536,030	6.01	0.81	7.01	3.66	56.65	1.61	6.33	26.84	23.70
Independent Bank Corp.	Rockland	MA	4,970,240	36.98	0.96	9.93	3.87	64.94	1.49	6.47	11.21	114.15
Flushing Financial Corporation	Lake Success	NY	4,287,949	8.57	0.82	8.76	3.61	46.86	3.20	8.65	-10.32	176.28
Dime Community Bancshares, Inc.	Brooklyn	NY	4,021,180	-0.85	1.16	13.65	3.60	41.64	NA	6.85	10.75	60.08
TowneBank	Portsmouth	VA	4,081,770	30.26	0.82	6.41	3.78	72.31	2.69	10.38	17.76	4.22
Sandy Spring Bancorp, Inc.	Olney	MD	3,711,370	12.00	0.95	8.07	3.57	62.26	2.24	9.43	75.66	83.35
Tompkins Financial Corporation	Ithaca	NY	3,400,248	18.57	1.08	12.07	3.72	60.60	1.22	7.12	2.18	27.93
Washington Trust Bancorp, Inc.	Westerly	RI	3,064,098	3.33	1.02	10.61	3.20	63.61	1.29	7.14	19.74	115.68
Lakeland Bancorp, Inc.	Oak Ridge	NJ	2,825,950	6.94	0.71	7.79	3.85	58.65	2.09	6.40	15.14	54.11
Brookline Bancorp, Inc.	Brookline	MA	3,299,013	26.25	0.94	5.72	3.76	52.32	0.42	16.93	1.99	17.34
Hudson Valley Holding Corp.	Yonkers	NY	2,797,670	10.11	-0.08	-0.72	4.53	56.92	NA	9.98	NM	-36.32
Oritani Financial Corp.	Washington	NJ	2,587,233	79.26	1.13	4.42	3.36	34.64	0.80	25.97	255.66	95.69
Century Bancorp, Inc.	Medford	MA	2,743,225	52.27	0.63	10.72	2.21	69.48	0.42	5.82	24.17	70.55
BNC Bancorp	High Point	NC	2,454,930	56.08	0.31	4.42	3.93	76.45	3.34	5.83	NM	46.22
Cardinal Financial Corporation	McLean	VA	2,602,716	49.26	1.27	11.58	3.77	56.63	NA	10.30	NA	99.11
Bryn Mawr Bank Corporation	Bryn Mawr	PA	1,774,907	54.16	1.14	11.08	3.96	61.99	1.24	8.01	44.49	47.81
First of Long Island Corporation	Glen Head	NY	2,022,407	60.30	1.05	11.15	3.63	51.57	0.33	9.15	1.37	34.08
Canandaigua National Corporation	Canandaigua	NY	1,761,470	24.13	0.94	12.40	4.01	65.09	NA	6.63	-0.79	91.23

Company Name	City	State	Total Assets 2011Y ($000)	Asset Growth 3 Year (%)	ROAA 2011Y (%)	ROAE 2011Y (%)	Net Interest Margin 2011Y (%)	Efficiency Ratio 2011Y (%)	NPAs/ Assets 2011Y (%)	Tangible Equity Ratio 2011Y (%)	Core EPS Growth 2011Y (%)	Total Return 3 Year (%)
Orrstown Financial Services, Inc.	Shippensburg	PA	1,453,097	38.16	-1.51	-14.61	3.66	56.07	7.23	9.38	NM	-64.48
Eagle Bancorp, Inc.	Bethesda	MD	2,831,255	89.15	0.97	10.44	3.99	55.51	1.34	9.62	60.04	175.05
Percent Rank			45%	100%	65%	64%	93%	71%	58%	77%	91%	99%

Market Comparison.  The 2011 executive compensation review by ChaseComp Group was requested by the Committee to assist in discussions regarding year-end compensation decisions including base salary increases for 2012, and both annual incentive and long-term equity payouts for 2011 performance. Based on this study and our performance in 2011, we made the following compensation decisions for 2012.

•                  The Committee agreed to increase named executive’s base salaries for 2011 between 3% and 7% based on their individual performance and their market standing in the most recent compensation study.  Our aim is to continue with an overall compensation philosophy that targets base salaries at the market median and to establish competitive variable compensation through our performance incentive plans.

•                  We will continue to use the Senior Executive Incentive Plan as a measure and guidance for incentive compensation.

•                  Since the Company was established, we have not had any retirement programs for our executive officers and we have noted over the past several years that a majority (87%) of our peers have these type of programs.  As a TARP participant, we could not add these type of programs.  This year we will conduct a study on retirement programs for management.  However some of our named executives have passed an age where establishing such programs would not make sense, as they will reach normal retirement age retire within the next five years.  Therefore, a portion of the shares of restricted stock awarded to such named executive officers represented an award reflecting the absence of such a retirement plan and the impracticality of establishing one for them.

•                  We determined to continue our policy on luxury expenditures although it is no longer required since we exited TARP.  We believe it is a good practice to limit expenses to what is reasonable and typically required in the course of business.

401(k) Plan.  Our 401(k) Plan allows all officers and employees of the Company working 1,000 hours or more in a calendar year to defer a portion of their compensation, and provides a match of up to 3% of their base salaries, subject to certain IRS limitations. While the decision to match employee contributions is discretionary, all employees receive the same percentage match.  During 2011, the Company made the maximum matching contributions.

Additional Employee Benefit Plans.  The Bank also provides additional benefit programs to employees including health and dental insurance, life and long term and short term disability insurance.

Employment and Severance Arrangements.  Each of our named executive officers has an employment agreement which contains provisions for payments upon a change in control of the Company, and provides for noncompetition and non-solicitation provisions benefiting the Company under certain circumstances.  These agreements are described in detail under the caption “Employment Agreements.”  The Committee believes that the agreements provide continuity of executive management, employment security which is conducive to maximum employee effort and valuable protections for the Company and its executive officers.  New employment agreements for all of the named executive officers other than Mr. Paul, were entered into in December 2011, effective September 1, 2011.  The terms and conditions of the new agreements were identical to those in the agreements which expired as of August 31, 2011.

Inter-Relationship of Elements of Total Compensation.  The various elements of the compensation package are not interrelated. For example, if it does not appear as though the target bonus thresholds will be achieved, the size of equity compensation awards will not be affected. While the potential size of an element of compensation may be expressed as a percentage of base or total compensation, there is no significant interplay of the various elements of total compensation between each other. If awards that are granted in one year become less valuable, or less likely of vesting, the amount of the bonus or base compensation to be paid the executive officer for the next year is not impacted. Similarly, if equity awards become extremely valuable, the amount of base compensation or bonus to be awarded for the next year is not affected. While the Board has discretion to make exceptions to any base compensation or bonus payouts under existing plans, it has not approved any exceptions to the plans with regard to any executive officers.

Equity Ownership Guidelines.  We have no equity or security ownership requirements or guidelines for executive officers. However, all of the executive officers own common stock or options to purchase common stock pursuant to our equity compensation plans.

Risk Analysis of Incentive Compensation Programs

In setting compensation, the Compensation Committee of the Company also considers the risks to the Company’s shareholders and the achievement of our goals that may be inherent in our compensation programs. Although a significant portion of some employees’ compensation is performance-based and “at-risk,” we believe our compensation program is appropriately structured and does not pose a material risk to the Company. The Compensation Committee of the Company receives feedback from the Chief Risk Officer identifying any risks associated with named executive officer compensation plans and other employee incentive compensation plans. The report below outlines our process and the steps taken to mitigate any risks that were uncovered in our discussions.

Executive Compensation Plan Risk Assessment. Our Chief Risk Officer has reviewed all incentive programs, including the Senior Executive Incentive Plan, the 2006 Stock Plan, and named executive employment agreements, and concluded that none of the plans or agreements, considered individually or as a group, presented any material threat to our capital or earnings, encouraged taking undue or excessive risks, or encouraged manipulation of financial data in order to increase the size of an award.  This feedback was provided to the Committee.  The conclusions were based on the following:

•                  The Senior Executive Incentive Plan is a formal performance-based plan in which the Committee is deeply involved. The Committee establishes Company-wide goals early in the performance year and communicates these performance goals to the full Board for their review and approval.  We use a balance of Company-wide goals, strategic goals and individual or departmental goals and customize the goals each year based on each executive’s functional responsibility. The Committee is active in setting and approving the Company-wide goals each year. The Chief Executive Officer provides input on weighting of departmental or individual goals for his direct reports. Once these are presented to the Committee, the Committee will discuss and approve, or revise the goals for the other named executives.

•                  When setting actual goals, we consider not only our annual budget, but our strategic initiatives and peer performance, which we believe mitigates risk and keeps executives focused on the long-term success of the Company. The Committee reviews these performance evaluations each year, not only to determine final award payouts, but to discuss developmental opportunities for our named executives.  In addition, for any payout to occur, we must have satisfactory regulatory ratings and reviews.

•                  We believe that target and maximum awards are reasonable and competitive based on market research that was provided by our compensation consultant. We also pay out on a pro-rata basis for actual performance results that fall in between threshold, target and maximum levels. We believe this reduces the likelihood of an executive misstating numbers to reach the next award level or withholding information to count toward the next performance year.

•                  With the adoption of a “clawback” policy in early 2009 under the Senior Executive Incentive Plan, which allows us to recover all or part of a cash or stock incentive award in certain cases of inaccurate financial statement information that resulted in a restatement of our financial statements, or on a fraudulent, willful or grossly negligent misrepresentation, such activities would not be rewarded.

•                  The individual named executive officer employment agreements, which have previously been reviewed and approved by the Compensation Committee, provide for the payment to each named executive officer of base salaries, certain insurance benefits, car allowances, and eligibility for participation in our incentive plans, equity compensation plans and other compensation programs we may adopt, as well as certain benefits and payments upon termination or a change in control.  None of the agreements provides for any specific mandatory variable or incentive pay, or any other conditional compensation.  As such, the Committee believes that none of such agreements present any material threat to our capital or earnings, encourage taking undue or excessive risks, or encourage manipulation of financial data in order to increase the size of an award.

Non-Executive Compensation Plan Risk Assessment. Our Chief Risk Officer reviewed incentive programs in which employees who are not executive officers participate, with the Compensation Committee.  It was concluded that none of these programs presented any material threat to our capital or earnings, encouraged taking undue or excessive risks, or encouraged manipulation of financial data in order to increase the size of an award. The following incentive compensation plans were reviewed:

•                  Three producer incentive plans were reviewed; the Community Banking, C&I Lending and Commercial Real Estate Lending (“CRE”).  Under these plans, certain employees are compensated with cash incentives calculated as a specific percentage of salary or of qualifying loans, deposits and other business they produce. A portion of the potential compensation under these plans is tied to individual and/or team performance and paid on an annual basis.  There are also components, such as the collection of loan fees and the expansion of existing, or the establishing of new, customer deposit accounts, that are paid quarterly. We believe intrinsic features of these plans protect us against unnecessary risk taking, including: (i) the plan modifier that reduces or eliminates incentive payouts when asset quality measures decline or fall below minimum acceptable levels; (ii) having the individual production payout paid on an annual basis, which allows us to modify incentive payouts at the end of the year in light of asset quality issues or other adverse developments; (iii) a cap of 35% on the annual individual producer portion of the plans, which is reasonable relative to market.

•                  SBA Lender Annual Incentive Plan. This plan provides incentives to Small Business Administration (“SBA”) lenders for performance relative to established department and corporate objectives. Incentives are based upon a percentage of premium income with reductions for credit quality deterioration to protect us against unnecessary risk taking.

•                  Insurance Referral Incentive Program. Provides financial incentives to employees making insurance referrals through Eagle Insurance Services, LLC.

•                  Investment Advisory Services Introduction Incentive Program. Provides employees with financial incentives for making introductions for customers inquiring about investment advisory services.

•                  Consumer Lending and Bank to Business (B2B) Management Incentive Plan.  This plan rewards the management of these departments providing they meet established departmental production goals. Department managers can earn 10% to 26% of their salary based on goal achievement, to be paid on an annual basis.  We believe this range of opportunity is reasonable and there are sufficient checks and balances within these separate departments regarding underwriting these loans, either credit scored or adhering to established loan policy guidelines, restricting the ability of individual lenders to take unnecessary or excessive risks.

•                  Residential Mortgage Loan Officers are generally paid based on loan production.  There are separate agreements with each mortgage loan officer outlining their individual compensation package.  There is also an incentive program for loan processors, loan closers, and underwriters in the Residential Mortgage Division.  Loan processors and loan closers are paid for each loan closed provided he or she reaches an established minimum number for each month.  Underwriters are paid for each loan dispositioned, regardless of the decision made, providing he or she reaches an established minimum number handled per month.

Clawback provisions are included in all incentive compensation plans.  All of our incentive plans call for the employee to be in good standing with no adverse written performance documentation.  Once an employee receives adverse written documentation for performance, the employee is ineligible to receive incentive payments for a minimum of 90 days.

Compensation Committee Report

We have reviewed and discussed the foregoing Compensation Disclosure and Analysis with management. Based on our review and discussion with management we have recommended to the Board of Directors that the Compensation Disclosure and Analysis be included in this proxy statement and incorporated by reference in our annual report on Form 10-K for the year ended December 31, 2011.

The Compensation Committee certifies that while the Company had outstanding obligations under the TARP program, in accordance with the requirements of the Treasury regulations relating to compensation by TARP recipients: (1) it discussed, evaluated and reviewed with the senior risk officer the named executive officer compensation plans and made all reasonable efforts to ensure that these plans do not encourage named executive officers to take unnecessary and excessive risks that threaten the value of the Company; (2) it discussed, evaluated and reviewed with the senior risk officer the Company’s employee compensation plans in light of the risks posed to the Company by such plans, and how to limit such risks; and (3) it discussed, evaluated and reviewed the Company’s employee compensation plans to eliminate any features of these plans that would encourage the manipulation of reported earnings of the Company to enhance the compensation of any employee.

Members of the Compensation Committee

Donald R. Rogers, Chairman	Neal R. Gross
Leslie M. Alperstein, Ph.D.	Robert P. Pincus
Dudley C. Dworken	Norman R. Pozez
Harvey M. Goodman	Leland M. Weinstein

This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such acts.

Executive Compensation Tables

The following table sets forth a comprehensive overview of the compensation for Mr. Paul, the President of the Company, Mr. Langmead, the Chief Financial Officer of the Company, and the three most highly compensated executive officers of the Company (including officers of the Bank) who received total compensation of $100,000 or more during the fiscal year ended December 31, 2011.

The compensation reported in this table includes, in the Bonus column, discretionary bonus payments which were paid in 2011, but were awarded based on performance in 2009 and 2010 when the Company was prohibited from providing cash bonuses to its named executive officers, and limited on the overall level of compensation which it could pay its named executive officers, as a result of the TARP Restrictions.  No cash bonus payments were committed to or accrued for during the periods in which the Company was subject to the TARP Restrictions. The amount of the awards under the Senior Executive Incentive Plan relating to 2011 performance, and stock awards relating to 2011 performance were made at high levels consistent with and reflecting the high level of Company and individual executive performance relative to Company goals and peers. As discussed in greater detail in the Compensation Discussion and Analysis, the Compensation Committee commissioned and reviewed an analysis comparing Company performance and executive compensation to that of high performing banks and executives in the Company’s peer group. The analysis indicated that the Company’s performance was in the 80th percentile of its peer group on average, in excess of the 90th percentile on a number of key indicators, including net interest margin, core earnings per share growth and total three year return.

Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus(1)		Stock Awards(2)		Option Awards(2)	Non-Equity Incentive Plan Compensation(3)		All Other Compensation		Total
Ronald D. Paul, President and Chief Executive Officer of the Company; Chief Executive Officer of Bank	2011	$623,300	$799,348		$1,322,600		$—	$521,979	(4)	$50,350	(5)	$3,317,577
	2010	$542,000	$—		$—		$—	$270,994	(6)	$30,185	(7)	$843,179
	2009	$350,000	$—		$196,610	(8)	$95,041	$173,425	(9)	$26,596	(10)	$841,672

James H. Langmead, Executive Vice President, Chief Financial Officer of Company and Bank	2011	$280,800	$118,938		$257,499		$—	$105,319		$21,911	(11)	$784,467
	2010	$260,000	$50,164	(6)	$51,836	(6)	$—	$27,997	(6)	$21,231	(12)	$411,228
	2009	$243,100	$—		$36,463	(9)	$40,905	$21,249	(9)	$17,116	(13)	$358,833

Thomas D. Murphy, Executive Vice President of the Company; President — Community Banking of Bank	2011	$275,400	$98,265		$139,689		$—	$155,643		$21,884	(14)	$690,881
	2010	$255,000	$41,720	(6)	$38,250	(6)	$—	$47,530	(6)	$21,511	(15)	$404,001
	2009	$243,100	$—		$36,463	(9)	$19,035	$34,155	(9)	$18,048	(16)	$350,801

Susan G. Riel, Executive Vice President of Company , Senior Executive Vice President — Chief Operating Officer of Bank	2011	$341,600	$259,801		$373,626		$—	$183,445		$20,772	(17)	$1,179,244
	2010	$305,000	$44,502	(6)	$30,500	(6)	$—	$77,498	(6)	$20,607	(18)	$478,107
	2009	$275,600	$—		$55,724	(9)	$64,800	$47,486	(9)	$16,954	(19)	$460,564

Janice L. Williams — Executive Vice President — Chief Credit Officer of Bank	2011	$275,000	$63,280		$159,885		$—	$80,086		$16,350	(20)	$594,601
	2010	$250,000	$16,720	(6)	$57,500	(6)	$—	$50,780	(6)	$13,194	(21)	$388,194

(1)             Reflects amounts awarded as discretionary bonuses in 2011; and for 2009 and 2010 amounts earned under pursuant to the discretionary awards under Company’s Senior Executive Incentive Plan. Amounts shown are based on performance in the year indicated and are paid in the following year.

(2)             Represents the grant date fair value of awards of restricted stock or performance based restricted stock (in the case of Stock Awards) and options and SARs (in the case of Option Awards) granted in the subsequent year for performance during year indicated.  Please refer to note 13 to the Company’s Consolidated Financial Statements for the year ended December 31, 2011 for a discussion of the assumptions used in calculating the grant date fair value.

(3)             Reflects amounts awarded under the Company’s Senior Executive Incentive Plan.  Amounts shown are based on performance in the year indicated and are paid in the following year.

(4)             In lieu of a cash award, the amount shown was paid in the form of a grant of 31,015 shares of restricted stock at $16.83 per share in accordance with the 2006 Stock Plan.

(5)             Includes $18,000 car allowance, $25,000 insurance premium and $7,350 401(k) matching contribution.

(6)             In accordance with the requirements of the TARP Restrictions, the amounts shown were paid in the form of “long-term restricted stock” based upon the fair value of the common stock on the date of grant, $13.93.

(7)             Includes $18,000 car allowance, $5,000 insurance premium and $7,185 401(k) matching contribution.

(8)             Includes $1,573 of “long-term restricted stock” based upon the fair value of the common stock on the date of grant, $10.35.

(9)             In accordance with the requirements of the TARP Restrictions, the amounts shown were paid in the form of “long-term restricted stock” based upon the fair value of the common stock on the date of grant, $10.35.

(10)        Includes $18,000 car allowance, $5,000 insurance premium and $3,596 401(k) matching contribution.

(11)        Includes $9,000 car allowance, $5,561 insurance premium and $7,350 401(k) matching contribution.

(12)        Includes $9,000 car allowance, $5,046 insurance premium and $7,185 401(k) matching contribution.

(13)        Includes $9,000 car allowance, $4,584 insurance premium and $3,532 401(k) matching contribution.

(14)        Includes $9,000 car allowance, $5,534 insurance premium and $7,350 401(k) matching contribution.

(15)        Includes $9,000 car allowance, $5,334 insurance premium and $7,177 401(k) matching contribution.

(16)        Includes $9,000 car allowance, $5,534 insurance premium and $3,514 401(k) matching contribution.

(17)        Includes $9,000 car allowance, $4,422 insurance premium and $7,350 401(k) matching contribution.

(18)        Includes $9,000 car allowance, $4,422 insurance premium and $7,185 401(k) matching contribution.

(19)        Includes $9,000 car allowance, $4,422 insurance premium and $3,532 401(k) matching contribution.

(20)        Includes $9,000 car allowance and $7,350 401(k) matching contribution.

(21)        Includes $6,000 car allowance and $7,194 401(k) matching contribution.

The Company does not maintain (i) any defined benefit retirement plans, or (ii) any nonqualified deferred compensation programs or arrangements.  The summary compensation table does not reflect rights to purchase shares of common stock at a discount to the market price granted to or exercised by named executive officers under the Company’s 2011 Employee Stock Purchase Plan.

Employment Agreements. The Company and Mr. Paul are parties to an employment agreement governing his service and compensation as President and Chief Executive Officer of the Company. The current term of Mr. Paul’s employment agreement expires on December 31, 2014. On each December 31, the term of the agreement automatically extends for one additional year, unless Mr. Paul has given notice of his intention not to renew the term. Under his agreement, Mr. Paul is entitled to receive a current annual base salary of $667,000 subject to periodic increase.  Mr. Paul may receive grants of options or restricted stock, and may also receive a bonus, in the discretion of the Board of Directors. The compensation under Mr. Paul’s employment agreement is in lieu of all other cash fees for service on the Boards of Directors or any committees of the Company and the Bank.  In the event of termination of Mr. Paul’s employment for any reason other than for cause (as defined), Mr. Paul (or his estate), is entitled to receive an amount in cash equal to 2.99 times his then current base salary, subject to certain limitations in the event that his termination occurs in connection with a change in control (as defined) of the Company or the Bank. In addition, subject to the effect of such provisions, all of Mr. Paul’s options and restricted stock will immediately vest upon any termination.

If Mr. Paul were entitled to receive the termination benefits as of December 31, 2011, he would receive approximately $1,863,667. Additionally, in the event of any termination, all of the unvested options and restricted stock held by Mr. Paul will accelerate and become immediately exercisable.  At December 31, 2011, the inherent value of Mr. Paul’s unvested options and restricted stock was $1,294,819. In the event of a change in control as of December 31, 2011, the aggregate amount payable to Mr. Paul would be reduced so as not to exceed approximately $2.1 million.

Each of the four other named executive officers has an employment agreement with the Bank. Each of the agreements expires August 31, 2014. The table below sets forth the base salary as of December 31, 2011, amount of Bank paid life insurance (at standard rates), and annual car allowance to which the named executive officers are entitled.  The other named executive officers have current base salaries as follows: Mr. Langmead — $300,500; Mr. Murphy — $289,200; Ms. Riel — $365,500; Ms. Williams $294,300. Each of these officers is also entitled to participation in all other health, welfare, benefit, stock, option and bonus plans, if any, generally available to all officers and employees of the Bank or the Company.  Under each agreement if the officer’s employment is terminated without cause for reasons other than death, disability or in connection with a change of control (as defined), he/she would be entitled to receive continued payment of base salary for one year following termination, plus payment of health insurance premiums under COBRA for one year, subject to his/her compliance with the noncompete and nondisturbance provisions of the agreement.

The noncompete and nondisturbance provisions of the agreements (the “Noncompete Provisions”) provide that: (i) for 180 days after termination, or until the end of the original term of the agreement, whichever is earlier, the officer will not in any capacity render any services to a bank or savings and loan or a holding company of a bank or savings and loan, or to any person or entity that is attempting to form a bank, with respect to any office, branch or other facility that is (or is proposed to be) located within a thirty-five (35) mile radius of the location of the Company’s headquarters; and (ii) for twelve (12) months after the last date of employment, the officer will not, directly or indirectly, induce or attempt to induce any customers, suppliers, officers, employees, contractors, consultants, agents or representatives of, or any other person that has a business relationship with, the Company or any of its parent, subsidiaries and affiliates to discontinue, terminate or reduce the extent of their relationship with the Company and/or any such parent, subsidiary or affiliate or to take any action that would disrupt or otherwise be disadvantageous to any such relationship, or otherwise solicit any customer or employee of the Company.  The amount to which each of the named executive officers would be entitled to if he/she were terminated, other than for cause or in connection with a change in control, as of December 31, 2011 is set forth in the fifth column of the table below.

In the event of termination of the other named executive officer’s respective employment, or reduction in his/her compensation or position or responsibilities within 120 days before or after a change in control, or the voluntary termination of employment within the 30 day period following 120 days after a change in control, each of the other named executive officers would be entitled to receive a lump sum payment equal to 2.99 times his/her base salary, subject to adjustment to avoid adverse tax consequences resulting from characterization of such payment for tax purposes as an “excess parachute payment,” and all unvested stock options, SARs and restricted stock awards would immediately vest and become exercisable. The estimated amount of the cash payment which each of the other named executive officers would be entitled to receive if the change in control termination benefits were paid as of December 31, 2011 (without adjustment for other amounts which might be payable as a result of the change in control) is set forth in column 6 of the table below, the value of the accelerated equity awards is set forth in column 7 of the table below, and the sum of these two amounts is set forth in column 8.

Column Number	1	2	3	4	5	6	7	8
Name and Title		Base Salary	Car Allowance	Bank Paid Life Insurance (at standard rates)(1)	Payment Following Termination Without Cause	Cash Payment Upon Termination in Connection with a Change in Control	Value of Equity Awards Accelerated Upon a Change in Control(2)	Sum of Amounts Payable Upon a Change in Control (Sum of Columns 6 and 7)(3)
James H. Langmead, Executive Vice President, Chief Financial Officer of Company and Bank		$280,800	$9,000	$750,000	$748,800	$802,682	$316,146	$1,118,828

Thomas D. Murphy, Executive Vice President of the Company; President — Community Banking of Bank		$275,400	$9,000	$750,000	$734,400	$803,681	$278,539	$1,082,220

Susan G. Riel, Executive Vice President of Company; Senior Executive Vice President — Chief Operating Officer of Bank		$341,600	$9,000	$750,000	$910,933	$881,166	$461,617	$1,342,783

Janice L. Williams, Executive Vice President — Chief Credit Officer of Bank		$275,000	$6,000	$750,000	$666,667	$702,412	$308,754	$1,011,166

(1)             The cost of this benefit is reflected under “All Other Compensation” in the Summary Compensation Table, and the amount paid in respect of each officer is reflected in the footnotes to that table.

(2)             Reflects the excess of the last trade price for the Company’s common stock on December 31, 2011 over the exercise or strike price of unvested options, plus the last trade price of unvested shares of restricted stock (assuming vesting of the maximum number of shares subject to the award). Out of the money options have been excluded from the calculation.

(3)             Reflects estimated maximum cash payment upon termination in connection with a change in control, as adjusted to reflect anticipated effect of Section 280G of the Code, plus the accelerated value of equity awards. Does not reflect adjustment of total amount for effect of Section 280G limitation.

Grants of Plan-Based Awards

The following table presents information regarding awards made during 2011 to named executive officers under the Company’s 2006 Stock Plan and Senior Executive Incentive Plan.

Name	Grant Date	Estimated Future Payouts Under Non- Equity Incentive Plan Awards Target	All Other Stock Awards: Number of Shares of Stock or Units(1)	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards
Ronald D. Paul	3/29/2011	—	19,454	—	N/A	$270,994
	8/25/2011	$218,155

James H. Langmead	3/29/2011	—	9,332	—	N/A	$129,995
	8/25/2011	$70,200

Thomas D. Murphy	3/29/2011	—	9,153	—	N/A	$127,501
	8/25/2011	$68,850

Susan G. Riel	3/29/2011	—	10,948	—	N/A	$152,506
	8/25/2011	$102,480

Janice L. Williams	3/29/2011	—	8,973	—	N/A	$124,994
	8/25/2011	$68,750

(1) Reflects shares of restricted stock in the form of long-term restricted stock meeting the requirements of the executive compensation regulations promulgated under the TARP program issued in lieu of cash awards under the Company’s Senior Executive Incentive Program for 2010 performance, and in lieu of other awards of restricted stock or options which would have been made in respect of 2010 performance.

Under the 2006 Stock Plan, the Company can make awards of stock options, stock appreciation rights (“SARs”) and restricted stock to employees of the Company and Bank, including all of the named executive officers. The payouts under Estimated Future Payouts Under Non-Equity Incentive Plan Awards reflected in the table represent the maximum amount of formula payment which the named executive officer could have earned with respect to 2011 performance under the Senior Executive Incentive Plan if each of the performance targets established by the Board of Directors in its capacity as Compensation Committee were achieved.  The aggregate amount which could be earned, at the target level, represented 20% - 35% of salary in 2011. A portion of the aggregate amount is subject to the achievement of designated Company or individual performance targets.  If at least the threshold performance metric is met, proportional payouts are made if performance is between payout levels. The targets were established with the expectation that the goals were stretch goals, representing performance standards in excess of expected results. The attainment of maximum target levels poses highly challenging goals to performance achievement and represents a substantial percentage return on incentive costs. The amounts reflected under All Other Stock Awards and Grant Date Fair Value of Stock and Option Awards reflect the shares of restricted stock issued in respect of 2011 performance under the Senior Executive Incentive Plan. In accordance with the TARP Restrictions, the amounts shown were paid in the form of “long-term restricted stock” based upon the fair value of the common stock on the date of grant, $13.93. The amounts paid in 2011 pursuant to the Senior Executive Incentive Plan for 2010 performance, excluding discretionary payments, represented from 8% to 50% of base salary for the named executive officers.  The foregoing table does not reflect rights to purchase shares of common stock at a discount to the market price granted to or exercised by named executive officers under the Company’s 2011 Employee Stock Purchase Plan, which is generally available to substantially all employees.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth, on an award by award basis, information concerning all awards of stock options, restricted stock held by named executive officers at December 31, 2011.  All options were granted with an exercise price of 100% of market value as determined in accordance with the applicable plan. The number of shares subject to each award and the exercise price have been adjusted to reflect all stock dividends, and stock splits effected after the date of such award, but have not otherwise been modified.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable		Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested	Market Value of Shares or Units of Stock that have Not Vested(1)
Ronald D. Paul	617	(2)	—	$8.2300	4/29/2012
	617	(2)	—	$8.3380	5/30/2012
	620	(2)	—	$7.8270	6/29/2012
	617	(2)	—	$6.0520	7/30/2012
	617	(2)	—	$6.7560	8/30/2012
	620	(2)	—	$6.4550	9/29/2012
	617	(2)	—	$6.6430	10/30/2012
	617	(2)	—	$6.7560	11/29/2012
	620	(2)	—	$7.3480	12/30/2012
	3,575	(3)	—	$11.8680	1/15/2013
	617	(2)	—	$7.5310	1/30/2013
	617	(2)	—	$7.9720	2/27/2013
	620	(2)	—	$7.3960	3/30/2013
	617	(2)	—	$7.3800	4/29/2013
	617	(2)	—	$7.3960	5/31/2013
	620	(2)	—	$8.0690	6/29/2013
	617	(2)	—	$7.3590	7/30/2013
	617	(2)	—	$7.7460	8/30/2013

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable		Number of Securities Underlying Unexercised Options Unexercisable		Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested		Market Value of Shares or Units of Stock that have Not Vested(1)
Ronald D. Paul	620	(2)	—		$8.1760	9/29/2013
	617	(2)	—		$9.3380	10/30/2013
	617	(2)	—		$9.2520	11/29/2013
	44,616	(4)	—		$9.5050	12/30/2013
	4,207	(2)	—		$9.5050	12/30/2013
	4,207	(2)	—		$9.5050	12/30/2013
	620	(2)	—		$9.5050	12/30/2013
	24,444	(5)	8,556	(5)	$17.0140	10/18/2016
	—		27,500	(6)	$11.8680	1/16/2018
	—		51,737	(7)	$6.3400	1/08/2019
							18,458	(8)	$268,379
							16,908	(9)	$245,842
							19,454	(10)	$282,861

James H. Langmead	9,295	(11)	—		$11.0650	1/03/2015
	5,500	(12)	—		$11.8680	1/15/2018
	8,080	(13)	12,120	(13)	$6.3400	1/08/2019
							5,576	(14)	$81,075
							9,332	(15)	$135,687

Thomas D. Murphy	5,111	(11)	—		$7.4450	5/18/2013
	9,295	(11)	—		$9.4140	1/03/2014
	9,295	(11)	—		$10.8980	1/13/2015
	4,400	(12)	—		$11.8680	1/15/2018
	3,760	(13)	5,640	(13)	$6.3400	1/08/2019
							6,823	(16)	$99,206
							9,153	(17)	$133,085

Susan G. Riel	5,111	(11)	—		$7.4450	5/18/2013
	9,295	(11)	—		$9.9350	1/11/2014
	9,295	(11)	—		$10.8980	1/13/2015
	5,500	(12)	—		$11.8680	1/15/2018
	12,800	(13)	19,200	(13)	$6.3400	1/08/2019
							9,972	(18)	$144,983
							10,948	(19)	$159,184

Janice L. Williams	5,500	(11)	—		$15.4270	01/17/2012
	5,500	(11)	—		$11.8680	01/15/2013
	3,718	(11)	—		$10.8980	01/13/2015
	10,640	(13)	15,960	(13)	$6.3400	01/08/2019
							3,261	(20)	$47,414
							8,973	(21)	$130,467

(1)             Based on the $14.54 closing price of the common stock on December 30, 2011.

(2)             Vested immediately upon grant.

(3)             Represents grants of stock options pursuant to Company’s 2006 Stock Plan in Mr. Paul’s capacity as a director. Vests in three annual installments commencing on the date of grant.

(4)             Represents grant of stock options pursuant to Company’s 1998 Stock Option Plan.  Vests in installments, commencing with an installment of 4,206 shares immediately upon grant, three annual installments of 10,520 shares on January 15, 2004 through 2006 and a final installment of 8,850 shares on January 15, 2007.

(5)             Represents grant of stock options pursuant to Company’s 2006 Stock Plan.  Vests in installments, commencing with an installment of 933 shares on January 1, 2007, five annual installments of 5,877 shares on January 1, 2008 through 2012 and a final installment of 2,679 shares on January 1, 2013.

(6)             Represents grants of stock options pursuant to Company’s 2006 Stock Plan in Mr. Paul’s capacity as an officer. Vests in installments, commencing with an installment of 4,584 shares on January 16, 2013, two annual installments of 8,426 shares on January 16, 2017 and 2018, and a final installment of 6,064 shares on January 16, 2016.

(7)             Represents grants of stock options pursuant to Company’s 2006 Stock Plan in Mr. Paul’s capacity as an officer. Vests in installments, commencing with an installment of 4,421 shares on January 1, 2016 and three annual installments of 15,772 shares on January 1, 2017 through 2019.

(8)             Vests in four substantially equal annual installments from January 2011 through January 2014.

(9)             Represents grant in January 2010 of “long-term restricted stock” meeting the requirements of the TARP Restrictions, under the 2006 Stock Plan (“long-term restricted stock”).  16,756 of such shares vest at the later of the repayment of the Company’s financial assistance under TARP, or two years after grant; and the remaining 152 shares vest as follows: 60% on the second anniversary of grant, 20% vest on the third anniversary of grant and 20% on the fourth anniversary of grant, provided that no shares shall vest or be transferable prior to the date of repayment in full of all financial assistance received by the Company, subject to the requirement that the recipient continues to perform substantial services for the Company through the date of vesting, other than termination of services due to death, disability or a change in control event (the “conditions”).

(10)        Represents grant in March 2011 of long-term restricted stock, all of which vest at the later of the repayment of the Company’s financial assistance under TARP, or two years after grant.

(11)        Represents grant of stock options pursuant to the Company’s 1998 Stock Option Plan.  All options have a term of 10 years from the date of grant.  Except as otherwise indicated, vested in two equal installments, the first on the date of grant and the second on the first anniversary thereof.

(12)        Represents grant of stock options pursuant to the Company’s 1998 Stock Option Plan. Vests in three substantially equal annual installments, commencing on the date of grant.

(13)        Represents grants of stock options pursuant to the Company’s 2006 Stock Plan.  Vests in five substantially equal annual installments, commencing on the first anniversary of the date of grant.

(14)        Represents grant in January 2010 of long-term restricted stock.  2,053 of such shares vest at the later of the repayment of the Company’s financial assistance under TARP, or two years after grant; and the remaining 3,523 shares vest as follows: 60% on the second anniversary of grant, 20% vest on the third anniversary of grant and 20% on the fourth anniversary of grant, provided that no shares shall vest or be transferable prior to the date of repayment in full of all financial assistance received by the Company, subject to the conditions.

(15)       Represents grant in March 2011 of long-term restricted stock.  5,611 of such shares vest at the later of the repayment of the Company’s financial assistance under TARP, or two years after grant; and the remaining 3,721 shares vest as follows: 60% on the second anniversary of grant, 20% vest on the third anniversary of grant and 20% on the fourth anniversary of grant, provided that no shares shall vest or be transferable prior to the date of repayment in full of all financial assistance received by the Company, subject to the conditions.

(16)        Represents grant in January 2010 of long-term restricted stock.  3,300 of such shares vest at the later of the repayment of the Company’s financial assistance under TARP, or two years after grant; and the remaining 3,523 shares vest as follows: 60% on the second anniversary of grant, 20% vest on the third anniversary of grant and 20% on the fourth anniversary of grant, provided that no shares shall vest or be transferable prior to the date of repayment in full of all financial assistance received by the Company, subject to the conditions.

(17)        Represents grant in March 2011 of long-term restricted stock. 6,407 of such shares vest at the later of the repayment of the Company’s financial assistance under TARP, or two years after grant; and the remaining 2,746 shares vest as follows: 60% on the second anniversary of grant, 20% vest on the third anniversary of grant and 20% on the fourth anniversary of grant, provided that no shares shall vest or be transferable prior to the date of repayment in full of all financial assistance received by the Company, subject to the conditions.

(18)        Represents grant in January 2010 of long-term restricted stock.  4,588 of such shares vest at the later of the repayment of the Company’s financial assistance under TARP, or two years after grant; and the remaining 5,384 shares vest as follows: 60% on the second anniversary of grant, 20% vest on the third anniversary of grant and 20% on the fourth anniversary of grant, provided that no shares shall vest or be transferable prior to the date of repayment in full of all financial assistance received by the Company, subject to the conditions.

(19)        Represents grant in March 2011 of long-term restricted stock.  8,758 of such shares vest at the later of the repayment of the Company’s financial assistance under TARP, or two years after grant; and the remaining 2,190 shares vest as follows: 60% on the second anniversary of grant, 20% vest on the third anniversary of grant and 20% on the fourth anniversary of grant, provided that no shares shall vest or be transferable prior to the date of repayment in full of all financial assistance received by the Company, subject to the conditions.

(20)        Represents grant in January 2010 of long-term restricted stock, all of which vest as follows: 60% on the second anniversary of grant, 20% vest on the third anniversary of grant and 20% on the fourth anniversary of grant, provided that no shares shall vest or be transferable prior to the date of repayment in full of all financial assistance received by the Company, subject to the conditions.

(21)        Represents grant in March 2011 of long-term restricted stock.  4,845 of such shares vest at the later of the repayment of the Company’s financial assistance under TARP, or two years after grant; and the remaining 4,128 shares vest as follows: 60% on the second anniversary of grant, 20% vest on the third anniversary of grant and 20% on the fourth anniversary of grant, provided that no shares shall vest or be transferable prior to the date of repayment in full of all financial assistance received by the Company, subject to the conditions.

Options Exercised and Stock Vested

The following table sets forth information regarding options exercised by the named executive officers during 2011, the aggregate amount realized upon such exercises, based on the difference between the closing market price on the exercise date and the exercise or base price, and information regarding shares of restricted stock held by named executive officers which vested during 2011, and the value realized upon such vesting based on the closing price on the vesting date.  The following table does not reflect rights to purchase shares of common stock at a discount to the market price granted to or exercised by named executive officers under the Company’s 2011 Employee Stock Purchase Plan.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Ronald D. Paul	6,970	$55,861	6,153	$84,511
James H. Langmead	—	—	—	—
Thomas D. Murphy	15,615	$127,499	—	—
Susan G. Riel	13,756	$111,629	—	—
Janice L. Williams	—	—	—	—

Employee Benefit Plans. The Bank provides a benefit program which includes health and dental insurance, life and long term and short term disability insurance and a 401(k) plan under which the Company makes matching contributions up to 3% of an employee’s salary, for all officers and employees working 1,000 hours or more in a calendar year. The Company also maintains the 2011 Employee Stock Purchase Plan, which is a qualified plan under Section 423 of the Internal Revenue Code (the “ESPP”).  Under the ESPP, substantially all employees other than certain part time employees and those who have not been with the Company for at least six months, and employees who are greater than 5% shareholders, are eligible to purchase shares of the Company’s common stock at a discount to the market price.

Equity Compensation Plans. The Company maintains two equity compensation plans, the 1998 Stock Option Plan (the “1998 Plan”) and the 2006 Stock Plan (the “2006 Stock Plan”), each of which has been approved by shareholders.  The purpose of each plan is to attract, retain, and motivate key officers, employee and directors of the Company and the Bank by providing them with a stake in the success of the Company as measured by the value of its shares. In connection with the acquisition of Fidelity, the Company assumed Fidelity’s option plans. Options to purchase an aggregate of 215,585 shares of common stock (as adjusted) were assumed in connection with the acquisition, of which 80,183 remained outstanding as of December 31, 2011. No further options can be granted under the 1998 Plan or Fidelity’s plans.

Under the 2006 Stock Plan, as amended, an aggregate of 1,215,000 shares of common stock (as adjusted) are subject to issuance upon the exercise of incentive stock options (“ISOs”), non-incentive stock options (“Non-ISOs”) and SARs, and the award of shares of restricted stock to such employees as the Committee may designate, and for the issuance of Non-ISOs or restricted stock to directors and advisory board members of the Company, the Bank, and their affiliates. In the event of any merger, consolidation, recapitalization, reorganization, reclassification, stock dividend, split-up, combination of shares or similar event in which the number or kind of shares is changed without receipt or payment of consideration by the Company, the number and kind of shares of stock as to which options, SARs and restricted stock may be awarded under the 2006 Stock Plan, the affected terms of all outstanding options, SARs and shares of restricted stock, and the aggregate number of shares of common stock remaining available for grant under the 2006 Stock Plan will be adjusted.

The 2006 Stock Plan is administered by a committee (the “Stock Option Committee”), appointed by the Board of Directors of the Company, consisting of not less than three (3) members of the Board. Members of the Stock Option Committee must be independent within the meaning of the listing requirements of NASDAQ, may not be employees, and serve at the pleasure of the Board of Directors.  The Compensation Committee performs the functions of the Stock Option Committee.

The 2006 Stock Plan has a term of ten years from May 26, 2006, its effective date, after which date no awards may be granted.  The maximum term for an option or SAR is ten years from its date of grant, except that the maximum term of an ISO may not exceed five years if the optionee owns more than 10% of the common stock on the date of grant. The expiration of the 2006 Stock Plan, or its termination by the Committee, will not affect any award then outstanding.

The exercise price of options under the 2006 Stock Plan may not be less than 100% of the fair market value of the common stock on the date of grant.  In the case of an optionee who owns more than 10% of the outstanding common stock of the Company on the date of grant, such option price may not be less than 110% of fair market value of the shares. The base price of SARs may not be less than 100% of the fair market value of the common stock on the date of grant.  If the common stock is listed on a national securities exchange (including the NASDAQ Stock Market) on the date of grant, then the market value per share will be not less than the average of the highest and lowest selling price. In the event that the fair market value per share of the common stock falls below the exercise price of previously granted options, the Committee will have the authority, with the consent of the optionee, to cancel outstanding options and to issue new options with an exercise price equal to the then current fair market price per share of the common stock, provided that no such repricing will occur without ratification or approval by the shareholders.

Restricted stock is an award of shares of common stock that is subject to forfeiture, restrictions against transfer, meeting specific corporate or individual performance or achievement standards or goals, or other conditions or restrictions set forth in an award agreement. The Committee has discretion at the time of making a restricted stock grant to determine a period of up to five years during which the shares granted will be subject to restrictions, and the conditions that must be satisfied in order for the shares of restricted stock to become unrestricted (i.e., vested and nonforfeitable). For example, the Committee may condition vesting upon a recipient’s continued employment or upon the recipient’s attainment of specific corporate, divisional, or individual performance or achievement standards or goals. However, the minimum vesting period for restricted stock is three years if the vesting is based solely on the passage of time and continued employment, although vesting may occur ratably over such period; and the minimum measurement date for vesting of restricted stock based upon performance criteria is one year.

Until a recipient’s interest vests, restricted stock is nontransferable and forfeitable. Nevertheless, the recipient may be entitled to vote the restricted stock and to receive dividends and other distributions made with respect to restricted stock grants that are issued subject to forfeiture in the event that the vesting conditions are not met, as opposed to shares that are issued only upon satisfaction of the conditions. To the extent that a recipient becomes vested in restricted stock and has satisfied applicable income tax withholding obligations, the Company will deliver unrestricted shares of common stock to the recipient. At the end of the restriction period, the recipient will forfeit to the Company any issued shares of restricted stock as to which the recipient did not earn a vested interest during the restriction period, i.e. where the performance based conditions are not met.

Change in Control.  Notwithstanding the provisions of any option, SAR or restricted stock award which provide for its exercise or vesting in installments or subject to conditions, all awards will be immediately exercisable and fully vested upon the occurrence of a change in control.  At the time of a change in control that does not constitute a “transaction,” the participant shall, at the discretion of the Committee, be entitled to receive cash in an amount equal to the excess of the fair market value of the common stock subject to an option or SAR over the exercise price of such shares, in exchange for the cancellation of such options and SARs by the optionee.  Notwithstanding the previous sentence, in no event may an option or SAR be cancelled in exchange for cash, within the six-month period following the date of its grant.

In the event of a “change in control” that is a “transaction,” all awards of options, SARs and restricted stock must be surrendered, and with respect to each award surrendered, the Board will in its sole and absolute discretion determine whether the holder of the surrendered award will receive: (1) an award for the number and kind of shares into which each outstanding share (other than shares held by dissenting shareholders) is changed or exchanged, together with an appropriate adjustment to the exercise price; (2) the number and kind of shares into which each outstanding share (other than shares held by dissenting shareholders) is changed or exchanged in the transaction that are equal in market value to the excess of the market value on the date of the transaction of the shares subject to the option or SAR, over the exercise price; or (3) a cash payment (from the Company or the successor corporation) in an amount equal to the excess of the market value on the date of the transaction of the shares subject to the option or SAR over the exercise price.

For purposes of the 2006 Stock Plan, “change in control” means any one of the following events: (1) the acquisition of ownership, holding or power to vote more than 50% of the Bank’s or Company’s voting stock; (2) the acquisition of the power to control the election of a majority of the Bank’s or Company’s directors; (3) the exercise of a controlling influence over the management or policies of the Bank or the Company by any person or by persons acting as a “group” (within the meaning of Section 13(d) of the Securities Exchange Act of 1934); or (4) the failure of “Continuing Directors” to constitute at least two-thirds of the Board of Directors of the Company or the Bank (the “Company Board”) during any period of two consecutive years. For purposes of this Plan, “Continuing Directors” shall include only those individuals who were members of the Company Board at the Effective Date and those other individuals whose election or nomination for election as a member of the Company Board was approved by a vote of at least two-thirds of the Continuing Directors then in office.  The decision of the Committee as to whether a change in control has occurred shall be conclusive and binding. “Transaction” means: (i) the liquidation or dissolution of the Company; (ii) a merger or consolidation in which the Company is not the surviving entity; or (iii) the sale or disposition of all or substantially all of the Company’s assets. No adjustment upon a change in control, a “transaction” or otherwise may be made in such a manner as to constitute a modification, within the meaning of Section 424(h) of the Code, of outstanding ISOs.  If, by reason of any such adjustments, an optionee becomes entitled to new, additional, or different shares of stock or securities, such new, additional, or different shares of stock or securities shall thereupon be subject to all of the conditions and restrictions which were applicable to the shares pursuant to the option before the adjustment was made.

As of December 31, 2011, the Company had options with respect to an aggregate of 1,033,948 shares of common stock issued and outstanding under all equity compensation plans.  Subsequent to December 31, 2011, 16,967 shares of restricted stock were issued to employees other than executive officers, and restricted stock was issued to our executive officers as set forth below:

Name	Restricted Stock Granted
Ronald D. Paul	109,600
James H. Langmead	15,300
Thomas D. Murphy	8,300
Susan G. Riel	22,200
Janice L. Williams	9,500
All executive officers as group (8 persons)	182,100

Certain Relationships and Related Transactions

The Bank has had, and expects to have in the future, banking transactions in the ordinary course of business with some of the Company’s directors, executive officers, and employees and their associates.  In the past, all of such transactions have been on substantially the same terms, including interest rates, maturities and collateral requirements as those prevailing at the time for comparable transactions with non-affiliated persons and did not involve more than the normal risk of collectability or present other unfavorable features.  Loans to insiders require approval by the Board of Directors, with any interested director not participating.  The Company also applies the same standards to any other transaction with an insider. Additionally, loans and other related party transactions involving Company directors must be reviewed and approved by the Audit Committee.

The maximum aggregate amount of loans (including lines of credit) to officers, directors and affiliates of the Company during the year ended December 31, 2011 amounted to $31.9 million, representing approximately 12% of the Company’s total shareholders’ equity at December 31, 2011.  In the opinion of the Board of Directors, the terms of these loans are no less favorable to the Bank than terms of the loans from the Bank to unaffiliated parties.  On December 31, 2011, $24.7 million of loans were outstanding to individuals who, during 2011, were officers, directors or affiliates of the Company.  At the time each loan was made, management believed that these loans involved no more than the normal risk of collectability and did not present other unfavorable features.  None of such loans were classified as Substandard, Doubtful or Loss.

The Bank leases certain office space, at a current monthly base rental of $50,987, excluding certain pass through expenses, from limited liability companies in which a trust for the benefit of Mr. Paul’s children has an 85% interest in one instance and a 51% interest in another.

Mr. Rogers is a partner in the law firm Shulman, Rogers, Gandal, Pordy & Ecker, P.A. which has provided, and continues to provide, legal services to the Company and its subsidiaries. During 2011, the Company and its subsidiaries paid aggregate fees of approximately $671,000 to that firm.

Jeffrey M. Fink, a brother-in-law of Mr. Paul, is employed by the Bank as a mortgage loan officer. During 2011, Mr. Fink’s total compensation was $574,278 which was primarily commission and incentive income. Mr. Fink’s compensation is determined on the same basis as other comparable employees under a defined commission plan, without any participation or input by Mr. Paul.

Ryan Riel, the adult son of Ms. Riel, is employed by the Bank as a Lending Team Leader.  During 2011, Mr. Riel’s total compensation was $404,276, including base salary, incentive bonus payments and awards of restricted stock.  Mr. Riel’s compensation is determined on the same basis as all other comparable employees, and is determined by the Compensation Committee, without any participation or input by Ms. Riel.

Kenneth Van Valkenburgh, a brother-in-law of Mr. Paul, is employed by the Bank as a Vice President, Insurance Sales.  During 2011, Mr. Van Valkenburgh’s base salary was $125,000 plus an incentive bonus payment. Mr. Van Valkenburgh’s compensation is determined on the same basis as other comparable employees, without any participation or input by Mr. Paul.

PROPOSAL 3 - AMENDMENT OF THE 2006 STOCK PLAN TO

INCREASE THE NUMBER OF SHARES SUBJECT TO THE PLAN

At the meeting, the shareholders are being asked to approve an amendment to the Company’s 2006 Stock Plan to increase the number of shares of common stock reserved for issuance under the plan, and the number of shares of common stock for which awards may be granted, by 600,000 to an aggregate of 1,815,000.  As of the date hereof, there are approximately 224,214 shares of common stock currently available for issuance under the 2006 Stock Plan.

The purpose of the 2006 Stock Plan is to advance the interests of the Company by providing directors and selected employees of the Bank, the Company, and their affiliates with the opportunity to acquire shares of common stock, through awards of options, restricted stock and stock appreciation rights. By encouraging such stock ownership, the Company seeks to attract, retain and motivate the best available personnel for positions of substantial responsibility and to provide additional incentive to directors and employees of the Company, the Bank and any affiliate to promote the success of the business as measured by the value of its shares, and to increase the commonality of interests among directors, key employees and other shareholders.

Reasons for the Amendment

Since adoption of the 2006 Stock Plan, awards of stock options, restricted stock and SARs with respect to an aggregate of 1,212,635 shares have been granted to directors, officers and employees of the Company and the Bank, with 221,849 of such shares awarded being forfeited, expiring unexercised or being withheld for the payment of taxes. As of the date hereof, approximately 224,214 shares remain available for issuance under the 2006 Stock Plan. In light of the increased size of the Company and increased number of employees as a result of the Company’s growth, the number of shares available for awards under the plan is insufficient to meet the Company’s goal of incentivizing employees by aligning their interests with those of shareholders.

The Board of Directors believes that the availability of an equity based compensation program intended to provide directors, officers and key employees with at least a moderate portion of their overall compensation package, and that will enable them to participate in the growth and prosperity of the Company as reflected in the stock price, is necessary in order to attract and retain high caliber directors, officers and employees in key positions. The Board of Directors also believes that such a plan is necessary to align the interests of such persons with the interests of the Company’s shareholders, which will increase their incentive to improve the Company’s performance.  As such, the Board of Directors believes that the authorization of additional shares for issuance under the 2006 Stock Plan is necessary in order to permit the Company’s continued growth and profitability.

A restated copy of the 2006 Stock Plan, as proposed to be amended at the meeting, is included as Appendix A to this proxy statement.  All descriptions of the provisions of the 2006 Stock Plan, as proposed to be amended, are qualified by reference to the full text of the plan.

If the amendment to the 2006 Stock Plan is approved, an aggregate of 824,214 shares of common stock will be available for future issuance of equity based awards.  The total number of shares subject to issuance under outstanding awards under the 1998 Plan, the assumed Fidelity option plans, the 2006 Stock Plan, the ESPP and future awards pursuant to the 2006 Stock Plan will be 1,313,274 or approximately 6.5% of the outstanding common stock as of March 21, 2012.

Description of the 2006 Stock Plan

Administration.  The 2006 Stock Plan is administered by a committee (the “Committee”), appointed by the Board of Directors of the Company, consisting of not less than three (3) members of the Board. Members of the Committee must be Independent Directors within the meaning of the listing requirements of Nasdaq, and Non-Employee Directors, and serve at the pleasure of the Board of Directors.  In the absence at any time of a duly appointed Committee, the 2006 Stock Plan will be administered by the members of the Board of Directors who are Independent Directors.

The Committee has discretion and authority to select participants and grant awards, to determine the form and content of any awards made under the 2006 Stock Plan, to interpret the 2006 Stock Plan, to prescribe, amend and rescind rules and regulations relating to the 2006 Stock Plan, and to make all other decisions necessary or advisable in connection with administering the 2006 Stock Plan, including establishing the corporate divisional or individual performance or achievement standards on which an award may be contingent.  All decisions, determinations and interpretations of the Committee are final and conclusive on all persons affected thereby.  Members of the Committee will be indemnified to the full extent permissible under the Company’s articles of incorporation and bylaws in connection with any claims or other actions relating to any action taken under the 2006 Stock Plan.  As of the date hereof, the Committee consists of all of the members of the Board of Directors of the Company who are independent within the meaning of NASD Rule 4200(a)(15).

Eligible Persons; Types of Awards.  Under the 2006 Stock Plan, the Committee may grant incentive stock options (“ISOs”), non-incentive stock options (“Non-ISOs” and together with ISOs, “Options”), stock appreciation rights (“SARs”) and shares of restricted stock (“Restricted Stock”) to such employees as the Committee may designate, and may grants Non-ISOs to directors and advisory board members of the Company, the Bank, and their affiliates.

Financial Effects to the Company of Grants.  The Company will receive no monetary consideration for the granting of Options under the 2006 Stock Plan.  It will receive no monetary consideration other than the option exercise price for shares of common stock issued to optionees upon the exercise of their Options.  It will receive no monetary consideration for the exercise of SARs or the issuance of Restricted Stock.

The Company is required to accrue compensation expense for the grant of options or other equity based instruments such as SARs and Restricted Stock.  Generally, the measurement date of the expense is the date of grant, subject to adjustment over the vesting or performance period for the award.

Shares Available for Grants.  If the amendment increasing the number of shares subject to the 2006 Stock Plan is approved, the 2006 Stock Plan will reserve 1,815,000 shares of common stock for issuance upon the exercise of Options, SARs and the grant of Restricted Stock, of which 990,786 are currently outstanding, or have been exercised or granted. In the event of any merger, consolidation, recapitalization, reorganization, reclassification, stock dividend, split-up, combination of shares or similar event in which the number or kind of shares is changed without receipt or payment of consideration by the Company, the number and kind of shares of stock as to which Options, SARs and Restricted Stock may be awarded under the 2006 Stock Plan, the affected terms of all outstanding Options, SARs and shares of Restricted Stock, and the aggregate number of shares of common stock remaining available for grant under the 2006 Stock Plan will be adjusted. Generally, the number of shares as to which SARs are granted are charged against the aggregate number of shares available for grant under the 2006 Stock Plan, provided that, in the case of a SAR granted in conjunction with an Option, under circumstances in which the exercise of the SAR results in termination of the option and vice versa, only the number of shares of common stock subject to the option shall be charged against the aggregate number of shares of common stock remaining available under the 2006 Stock Plan. If awards should expire, become unexercisable, or be forfeited for any reason without having been exercised or become vested in full, the shares of common stock subject to such awards will be available for the grant of additional awards, unless the 2006 Stock Plan has been terminated. Shares issued upon the exercise of Options or SARS or in respect of Restricted Stock awards may be either authorized but unissued shares or, to the extent permitted by Maryland law, treasury stock.

Duration of the 2006 Stock Plan and Grants.  The term of the 2006 Stock Plan extends until May 26, 2016, after which date no awards may be granted.  The maximum term for an Option or SAR is ten years from its date of grant, except that the maximum term of an ISO may not exceed five years if the optionee owns more than 10% of the common stock on the date of grant.  The expiration of the 2006 Stock Plan, or its termination by the Committee, will not affect any award then outstanding.

Repricing.  No awards under the 2006 Stock Plan may be repriced or exchanged for awards with lower exercise prices without the approval of shareholders.

Options.  The exercise price of Options may not be less than 100% of the fair market value of the common stock on the date of grant.  In the case of an optionee who owns more than 10% of the outstanding common stock on the date of grant, such option price may not be less than 110% of fair market value of the shares.  As required by federal tax laws, to the extent that the aggregate fair market value (determined when an ISO is granted) of the common stock with respect to which ISOs are exercisable by an optionee for the first time during any calendar year (under all plans of the Company and of any subsidiary) exceeds $100,000, the Options will be treated as Non-ISOs, and not as ISOs.  In the event that the fair market value per share of the common stock falls below the exercise price of previously granted Options, the Committee will have the authority, with the consent of the optionee, to cancel outstanding Options and to issue new Options with an exercise price equal to the then current fair market price per share of the common stock, provided that no such repricing will occur without ratification or approval by the shareholders.

If the common stock is listed on a national securities exchange (including the Nasdaq National Market or Nasdaq Capital Market) on the date in question, then the market value per share will be not less than the average of the highest and lowest selling price on such exchange on such date, or if there were no sales on such date, then the exercise price will be not less than the mean between the bid and asked prices on such date. If the common stock is traded otherwise than on a national securities exchange on the date in question, then the market value per share will be not less than the mean between the bid and asked price on such date, or, if there is no bid and asked price on such date, then on the next prior business day on which there was a bid and asked price.  If no such bid and asked price is available, then the market value per share will be its fair market value as determined by the Committee, in its sole and absolute discretion.

SARs.  A SAR is a right that entitles the holder to receive, as the Committee prescribes in the grant, all or a percentage of the difference between (i) the fair market value of the shares of common stock subject to the SAR at the time of its exercise, and (ii) the fair market value of such shares at the time the SAR was granted (or, in the case of SARs granted in tandem with options, the exercise price). This difference is payable in cash or common stock or a combination of cash and stock, as designated by the Committee. The exercise price as to any particular SAR may not be less than the fair market value of the optioned shares on the date of grant. A SAR may be granted in tandem with all or part of any Option granted under the 2006 Stock Plan or without any relationship to any Option. A SAR granted in tandem with an ISO must expire no later than the ISO, must have the same exercise price as the ISO and may be exercised only when the ISO is exercisable and when the fair market value of the shares subject to the ISO exceeds the exercise price of the ISO. For SARs granted in tandem with options, the optionee’s exercise of the SAR cancels the right to exercise the option, and vice versa.

Exercise of Options and SARs.  The exercise of Options and SARs will be subject to such terms and conditions as are established by the Committee in a written agreement between the Committee and the optionee.  In the absence of Committee action to the contrary: (A) an otherwise unexpired ISO shall cease to be exercisable upon (i) an employee’s termination of employment for “just cause” (as defined in the 2006 Stock Plan), (ii) the date three months after an employee terminates service for a reason other than just cause, death, or disability, or (iii) the date one year after an employee terminates service due to disability, or two years after termination of such service due to his death, and in each case such shorter period as may be set forth in an award; (B) an unexpired Non-ISO shall be exercisable at any time (but not later than the date on which the Non-ISO would otherwise expire), except where the optionee’s service with the Company terminates as a result of “just cause” or where a director optionee is removed from the board of directors on which he or she serves, in which case Non-ISO will terminate on the date of termination or removal, as the case may be. Notwithstanding the provisions of any Option which provides for its exercise in installments as designated by the Committee, an Option will become immediately exercisable upon the optionee’s death or permanent and total disability. Notwithstanding the provisions of any SAR, upon the death, disability or retirement of the holder of a SAR after achieving the age of 65 and after five years of continuous service: (A) a SAR that is not a performance based award and that provides for its vesting or exercise in installments or at a future date as designated by the Committee, will be exercisable for that portion of the award as bears the same relation to the total amount of the award as the period of service from the date of grant to the date of death, disability or retirement bears to the period from the date of grant to original date of vesting or exercisability, and (B) a SAR that is a performance based award, may be exercised for that portion of the award as bears the same relationship to the achievement in respect of the performance based award standards or conditions, as determined by the Committee in its sole discretion. In no event, however, will any Option or SAR be exercisable after its expiration date, as to fractional shares of common stock or prior to the holder’s satisfaction of any income tax withholding requirements.

A participant may exercise Options or SARs, subject to provisions regarding their termination and limitations on their exercise, only by (i) written notice of intent to exercise with respect to a specified number of shares of common stock, and (ii) payment to the Company (contemporaneously with delivery of such notice) in cash, in common stock, or a combination of cash and common stock, of the amount of the exercise price for the number of shares with respect to which the Option or SAR is then being exercised.  Common stock used in full or partial payment of the exercise price for Options or SARs will be valued at its market value at the date of exercise.  Shares acquired from the Company within six months of an exercise may generally not be used to pay the exercise price.

Restricted Stock.  Restricted Stock is an award of shares of common stock that is subject to forfeiture, restrictions against transfer, meeting specific corporate, individual or individual performance or achievement standards or goals, or other conditions or restrictions set forth in an award agreement. The Committee has discretion at the time of making a Restricted Stock grant to determine a period of up to five years during which the shares granted will be subject to restrictions, and the conditions that must be satisfied in order for the shares of restricted stock to become unrestricted (i.e., vested and nonforfeitable). For example, the Committee may condition vesting upon a recipient’s continued employment or upon the recipient’s attainment of specific corporate, divisional, or individual performance or achievement standards or goals. However, the minimum vesting period for Restricted Stock is three years if the vesting is based solely on the passage of time and continued employment, although vesting may occur ratably over such period; and the minimum measurement date for vesting of restricted stock based upon performance criteria is one year. The Committee shall determine the percentage of the award of restricted stock which shall vest in the event of death, disability, or retirement prior to the expiration of the restriction period or the satisfaction of the restrictions applicable to an award of restricted stock. Neither the Committee nor the Board will have the authority, without shareholder approval, to accelerate the vesting period of Restricted Stock other than in the event of a change-in-control of the Company or the death, disability, retirement, or termination of employment of the participant.

Until a recipient’s interest vests, Restricted Stock is nontransferable and forfeitable. Nevertheless, the recipient may be entitled to vote the Restricted Stock and to receive dividends and other distributions made with respect to Restricted Stock grants that are issued subject to forfeiture in the event that the vesting conditions are not met, as opposed to shares that are issued only upon satisfaction of the conditions. To the extent that a recipient becomes vested in Restricted Stock and has satisfied applicable income tax withholding obligations, the Company will deliver unrestricted shares of common stock to the recipient. At the end of the restriction period, the recipient will forfeit to the Company any issued shares of Restricted Stock as to which the recipient did not earn a vested interest during the restriction period, i.e. where the performance based conditions are not met.

Change in Control.  Notwithstanding the provisions of any Option, SAR or Restricted Stock award which provide for its exercise or vesting in installments or subject to conditions, all awards will be immediately exercisable and fully vested upon the occurrence of a change in control.  At the time of a change in control that does not constitute a “transaction”, the participant shall, at the discretion of the Committee, be entitled to receive cash in an amount equal to the excess of the fair market value of the common stock subject to an Option or SAR over the exercise price of such shares, in exchange for the cancellation of such Options and SARs by the optionee.  Notwithstanding the previous sentence, in no event may an Option or SAR be cancelled in exchange for cash, within the six-month period following the date of its grant.

In the event of a “change in control” that is a “transaction”, all awards of Options, SARs and Restricted Stock must be surrendered, and with respect to each award surrendered, the Board will in its sole and absolute discretion determine whether the holder of the surrendered award will receive: (1) an award for the number and kind of shares into which each outstanding share (other than shares held by dissenting shareholders) is changed or exchanged, together with an appropriate adjustment to the exercise price; (2) the number and kind of shares into which each outstanding share (other than shares held by dissenting shareholders) is changed or exchanged in the transaction that are equal in market value to the excess of the market value on the date of the transaction of the shares subject to the Option or SAR, over the exercise price; or (3) a cash payment (from the Company or the successor corporation) in an amount equal to the excess of the market value on the date of the transaction of the shares subject to the Option or SAR over the exercise price.

For purposes of the 2006 Stock Plan, “change in control” means any one of the following events: (1) the acquisition of ownership, holding or power to vote more than 50% of the Bank’s or Company’s voting stock, (2) the acquisition of the power to control the election of a majority of the Bank’s or Company’s directors, (3) the exercise of a controlling influence over the management or policies of the Bank or the Company by any person or by persons acting as a “group” (within the meaning of Section 13(d) of the Securities Exchange Act of 1934), or (4) the failure of “Continuing Directors” to constitute at least two-thirds of the Board of Directors of the Company or the Bank (the “Company Board”) during any period of two consecutive years. For purposes of this Plan, “Continuing Directors” shall include only those individuals who were members of the Company Board at the Effective Date and those other individuals whose election or nomination for election as a member of the Company Board was approved by a vote of at least two-thirds of the Continuing Directors then in office.  The decision of the Committee as to whether a change in control has occurred shall be conclusive and binding. “Transaction” means (i) the liquidation or dissolution of the Company, (ii) a merger or consolidation in which the Company is not the surviving entity, or (iii) the sale or disposition of all or substantially all of the Company’s assets. No adjustment upon a change in control, a “transaction” or otherwise may be made in such a manner as to constitute a modification, within the meaning of Section 424(h) of the Code, of outstanding ISOs.  If, by reason of any such adjustments, an optionee becomes entitled to new, additional, or different shares of stock or securities, such new, additional, or different shares of stock or securities shall thereupon be subject to all of the conditions and restrictions which were applicable to the shares pursuant to the Option before the adjustment was made.

Although these provisions are included in the 2006 Stock Plan primarily for the protection of an employee-participant in the event of a change in control of the Company, they may also be regarded as having a takeover defensive effect, which may reduce the Company’s vulnerability to hostile takeover attempts and certain other transactions which have not been negotiated with and approved by the Board of Directors.

Restrictions on Transferability.  Options, SARs and Restricted Stock may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution, or pursuant to the terms of a “qualified domestic relations order.”  Non-ISOs may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution, pursuant to the terms of a “qualified domestic relations order” or, in the sole discretion of the Committee, in connection with a transfer for estate or retirement planning purposes to a trust established for such purposes.

Restrictions on Sale of Shares.  Shares of common stock acquired in connection with an award or exercise of Options, SARs or Restricted Stock may not be sold or otherwise disposed of before the end of a six-month period beginning on the date the award was granted, except for dispositions by bona fide gifts or transfers by will or the laws of descent or distribution.  This restriction is in addition to any other restriction imposed by the 2006 Stock Plan or by the Committee in connection with any grant of an award.  This restriction is also in addition to the holding period discussed below under “Federal Income Tax Consequences” required for treatment of an Option as an ISO.

Conditions on Issuance of Shares.  The Committee will have the discretionary authority to impose, in agreements, such restrictions on shares issued pursuant to the 2006 Stock Plan as it may deem appropriate or desirable, including but not limited to the authority to impose a right of first refusal or to establish repurchase rights or both of these restrictions.  In addition, the Committee may not issue shares unless the issuance complies with applicable securities laws, and to that end may require that an optionee or recipient make certain representations or warranties.

Amendment and Termination of the 2006 Stock Plan.  The Board of Directors may from time to time amend the terms of the 2006 Stock Plan and, with respect to any shares at the time not subject to Options, suspend or terminate the 2006 Stock Plan; provided that shareholder approval is required to increase the number of shares subject to the 2006 Stock Plan or to extend the term of the 2006 Stock Plan. No amendment, suspension, or termination of the 2006 Stock Plan will, without the consent of any affected holders of an award, alter or impair any rights or obligations under any award granted prior to any such termination, amendment or suspension.

Federal Income Tax Consequences

ISOs.  An employee recognizes no taxable income upon the grant of ISOs.  If the optionee holds the option shares for at least two years from the date the ISO is granted and one year from the date the ISO is exercised, any gain realized on the sale of the shares received upon exercise of such ISO is taxed as long-term capital gain.  However, the difference between the fair market value of the stock at the date of exercise and the exercise price of the ISO will be treated as an item of tax preference in the year of exercise for purposes of the alternative minimum tax.  If the employee disposes of the shares before the expiration of either of the special holding periods, the disposition is a “disqualifying disposition.”  In this event, the employee will be required, at the time of the disposition of the stock, to treat the lesser of the gain realized or the difference between the exercise price and the fair market value of the stock at the date of exercise as ordinary income and the excess, if any, as capital gain.

The Company will not be entitled to any deduction for federal income tax purposes as the result of the grant or exercise of an ISO, regardless of whether or not the exercise of the ISO results in liability under the alternative minimum tax.  However, if the employee has ordinary income taxable as compensation as a result of a disqualifying disposition, the Company will be entitled to deduct an equivalent amount, subject to federal income tax limitations on annual executive compensation deductions.

Non-ISOs.  In the case of a Non-ISO, the holder will recognize ordinary income upon the exercise of the Non-ISO in an amount equal to the difference between the fair market value of the shares on the date of exercise and the exercise price (or, if the optionee is subject to certain restrictions imposed by the federal securities laws, upon the lapse of those restrictions unless the optionee makes a special tax election within 30 days after the date of exercise to have the general rule apply).  Upon a subsequent disposition of such shares, any amount received by the optionee in excess of the fair market value of the shares as of the of exercise will be taxed as capital gain.  The Company will be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the ordinary income recognized by the optionee in connection with the exercise of a Non-ISO.

SARs.  The grant of a SAR has no tax effect on the optionee or the Company. Upon exercise of the SARs, however, any cash or common stock received by the optionee in connection with the exercise of a SAR will be treated as compensation income to the optionee, and the Company will be entitled to a business expense deduction for the amounts treated as such compensation income, subject to federal income tax limitations on annual executive compensation deductions.

Restricted Stock.  The recipient of Restricted Stock will not have taxable income upon grant, except that the recipient may elect to be taxed at the time of grant.  Unless an election is made to be tax as of the time of grant, the recipient of Restricted Stock will have ordinary income at the time of vesting of shares of Restricted Stock.  The Company will be entitled to a business expense deduction in the same amount, subject to federal income tax limitations on annual executive compensation deductions.  The treatment of Restricted Stock granted pursuant to the requirements of ARRA may vary.

Vote Required and Recommendation of the Board of Directors.  The affirmative vote of a majority of the votes cast at the meeting on the proposal to amend the 2006 Stock Plan is required for the approval of the amendment to the 2006 Stock Plan.  It is expected that all of the shares of the common stock entitled to vote on the proposal to amend the 2006 Stock Plan over which the nominees for election as directors of the Company exercise voting power will be voted for the proposed amendment. The Board of Directors recommends that shareholders vote FOR the approval of the amendment.

PROPOSAL 4 - RATIFICATION OF THE APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected Stegman & Company (“Stegman”) as the Company’s independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ending December 31, 2012.  Stegman has audited the financial statements of the Company since its organization.  Representatives of Stegman are expected to be present at the meeting and available to respond to appropriate questions. The representatives also will be provided with an opportunity to make a statement, if they desire. Services provided to the Company and its subsidiaries by Stegman in 2011 are described under “Fees Paid to Independent Accounting Firm” below. Additional information regarding the Audit Committee is provided in the Report of the Audit Committee and under the caption “Election of Directors - Committees, Meetings and Procedures of the Board of Directors.”

Vote Required and Recommendation of the Board of Directors.  The affirmative vote of a majority of votes cast on the proposal is required for adoption of the ratification of the appointment of the independent registered public accounting firm. If the shareholders fail to ratify this appointment, the Audit Committee will reconsider whether to retain Stegman, and may retain Stegman or another firm, without resubmitting the matter to shareholders.  The Board of Directors recommends that shareholders vote FOR the ratification of the appointment of Stegman as the Company’s independent registered public accounting firm.

Fees Paid to Independent Accounting Firm

Audit Fees.  During 2011, the aggregate amount of fees billed to the Company by Stegman for services rendered by it for the audit of the Company’s financial statements and review of financial statements included in the Company’s reports on Form 10-Q, and for services normally provided in connection with statutory and regulatory filings was $187,803.  In 2010, Stegman billed $172,718 for such services.

Audit—Related Fees. During 2011, the aggregate amount of fees billed to the Company by Stegman for services related to the performance of audit services was $57,450.  These services included an audit of the Company’s 401(k) plan and services in connection with securities and regulatory filings. During 2010, the aggregate amount of fees billed to the Company by Stegman for services related to the performance of audit services was $32,637.  These services included an audit of the Company’s 401(k) plan and services in connection with the securities and regulatory filings.

Tax Fees.  During 2011, the aggregate amount of fees billed to the Company by Stegman for tax advice, compliance and planning services was $15,650.  In 2010, Stegman billed $14,000 for such services.

All Other Fees.  During 2011, no other fees were billed to the Company by Stegman.  In 2010 Stegman billed $975 for consulting services.

None of the engagements of Stegman to provide non-audit services was made pursuant to the de minimus exception to the pre-approval requirement contained in the rules of the Securities and Exchange Commission and the Company’s Audit Committee charter. Audit services may not be approved under the de minimus exception.

PROPOSAL 5 - NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

Section 14A of the Securities Act of 1934, added as Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and the rules of the Securities and Exchange Commission adopted thereunder (“Section 14A”), requires that not less than once every three years, a separate, advisory, shareholder resolution to approve the compensation of executives, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, must be included in the Company’s proxy materials for the annual meeting. As a result, the Company is providing shareholders with the opportunity to cast a non-binding advisory vote at the meeting to approve the compensation of the Company’s executives. This proposal, commonly known as a “Say-on-Pay”

proposal, gives shareholders the opportunity to endorse or not endorse our executive pay program through the following resolution:

RESOLVED, that the shareholders approve the compensation of the Company’s named executive officers, as disclosed in this proxy statement for the 2012 Annual Meeting pursuant to the rules of the Securities and Exchange Commission, which disclosure includes the “Compensation Discussion and Analysis” section, the tabular disclosure regarding named executive officer compensation and the accompanying narratives.

Because this vote is advisory, it will not be binding upon the Board of Directors. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements. Under Section 14A, the vote may not be construed as overruling a decision by the Company or the Board of Directors, changing or implying any change in the fiduciary duties of the Company or the Board of Directors; or creating or implying any additional fiduciary duty of the Company or the Board of Directors.

Shareholders are encouraged to read the section of this proxy statement titled “Executive Compensation,” including the tabular disclosure regarding named executive officer compensation, together with the accompanying narrative disclosure.

Vote Required and Recommendation of the Board of Directors.  The affirmative vote of a majority of the votes cast at the meeting on the proposal is required for the approval of this resolution.  It is expected that all of the shares of the common stock entitled to vote on the proposal over which directors of the Company exercise voting power will be voted for the proposal.  We believe are compensation policies are strongly aligned with the long-term interests of the Company and its shareholders.  As such, the Board of Directors recommends that shareholders vote FOR approval of this non-binding advisory resolution.

PROPOSAL 6 - NON-BINDING ADVISORY VOTE REGARDING

FREQUENCY OF VOTES ON EXECUTIVE COMPENSATION

Pursuant to Section 14A, the Company is also providing shareholders with the opportunity to cast a non-binding advisory vote at the meeting on whether a non-binding advisory shareholder resolution to approve the compensation of the Company’s named executive officers (the “Say-on-Pay” advisory vote in Proposal 5 above) should occur every year, every two years or every three years.  The Company is required to present this issue to shareholders not less than once every six years.

Shareholders should mark their proxy cards or voting forms to indicate whether they want Say-on-Pay votes to occur every year, every two years or every three years, or if they wish to abstain.

After careful consideration, the Board of Directors recommends that future shareholder “Say-on-Pay” advisory votes on executive compensation be conducted every year. The recommendation is based upon the premise that named executive officer compensation is evaluated, adjusted and approved on an annual basis by the Board of Directors upon a recommendation from the Compensation Committee and the belief that investor sentiment should be a factor taken into consideration by that committee in making its annual determinations.  The Board of Directors considers the Say-on-Pay vote as a direct communication vehicle with the Company’s shareholders, and believes that such communication should be consistent and timely.

As such, the Board of Directors recommends that shareholders vote for having future Say-on-Pay votes every year.  Shareholders should note that they are being asked to indicate how often they want future votes to occur, and are not engaging in an up or down vote on the Board’s recommendation.

Because this vote is advisory, it will not be binding upon the Board of Directors. However, the Board of Directors will take into account the views expressed by shareholders when considering how often to hold future Say-on-Pay votes. Under Section 14A, the vote may not be construed as overruling a decision by the Company or the Board of Directors, changing or implying any change in the fiduciary duties of the Company or the Board of Directors; or creating or implying any additional fiduciary duty of the Company or the Board of Directors.

FORM 10-K ANNUAL REPORT

The Company will provide, without charge, to any shareholder of record entitled to vote at the meeting or any beneficial owner of common stock solicited hereby, a copy of its Annual Report on Form 10-K for the year ended December 31, 2011 filed with the Securities and Exchange Commission, upon the written request of such shareholder. Requests should be directed to Jane E. Cornett, Corporate Secretary, at the Company’s executive offices, 7815 Woodmont Avenue, Bethesda, Maryland  20814.

COMPLIANCE WITH SECTION 16(a) OF

THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who own more than ten percent of the common stock, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission, and to provide the Company with copies of all Forms 3, 4, and 5 they file.

Based solely upon the Company’s review of the copies of the forms which it has received and written representations from the Company’s directors, executive officers and ten percent shareholders, the Company is not aware of any failure of any such person to comply with the requirements of Section 16(a), except that three Forms 4 for Mr. Paul, each reporting one transaction, two Forms 4 for Mr. Goodman, reporting an aggregate of four transactions, one Form 4 for Mr. Pincus, reporting two transactions, one Form 4 for each of Mr. Gross and Mr. Weinstein, each reporting one transaction, and a Form 3 for Mr. Bensignor, were not filed in a timely manner.

OTHER MATTERS

The Board of Directors of the Company is not aware of any other matters to be presented for action by shareholders at the meeting.  If, however, any other matters not now known are properly brought before the meeting or any adjournment thereof, the persons named in the accompanying proxy will vote such proxy in accordance with their judgment on such matters.

SHAREHOLDER PROPOSALS

All shareholder proposals to be presented for consideration at the next annual meeting and to be included in the Company’s proxy materials must be received by the Company no later than December 12, 2012. Shareholder proposals for nominations for election as director must be received by the Company no later than January 5, 2013. In order to be eligible for consideration at the next annual meeting of shareholders, the Company must receive notice of shareholder proposals for business other than the election of directors to be conducted at the annual meeting which are not proposed to be included in the Company’s proxy materials not less than thirty and not more than ninety days before the date of the annual meeting, or if less than forty five days notice of the meeting is given, by the earlier of two days before the meeting and fifteen days after the notice of the meeting is mailed.

By Order of the Board of Directors

Jane E. Cornett, Corporate Secretary

April 5, 2012

Appendix A

EAGLE BANCORP, INC.

2006 STOCK PLAN

[As proposed to be amended at the 2012 Annual Meeting of Shareholders]

1.                                      Purpose of the Plan. The purpose of this Eagle Bancorp, Inc. 2006 Stock Plan (the “Plan”) is to advance the interests of the Company by providing directors and selected employees of the Bank, the Company, and their Affiliates with the opportunity to acquire Shares.  By encouraging stock ownership, the Company seeks to attract, retain and motivate the best available personnel for positions of substantial responsibility; to provide additional incentive to directors and selected employees of the Company, the Bank and their Affiliates to promote the success of the business as measured by the value of its shares; and generally to increase the commonality of interests among directors, employees, and other shareholders.

Upon approval of this Plan by shareholders of the Company, the Plan shall replace the Company’s 1998 Stock Option Plan (the “1998 Plan”), which shall be terminated as of that time.  Following such termination, Options granted under the 1998 Plan shall continue in effect, and shall be subject to the provisions of the 1998 Plan, but no new options may be granted under the 1998 Plan.

2.                                      Definitions.  In this Plan:

(a)         “Affiliate” means any “parent corporation” or “subsidiary corporation” of the Company as such terms are defined in Section 424(e) and (f), respectively, of the Code.

(b)         “Agreement” means a written agreement entered into in accordance with Section 5(c).

(c)          “Awards” means, collectively Options, SARs and Restricted Stock, unless the context clearly indicates a different meaning.

(d)         “Bank” means EagleBank.

(e)          “Board” means the Board of Directors of the Company.

(f)           “Bank Board” means the Board of Directors of the Bank.

(g)          “Change in Control” means any one of the following events occurring after the Effective Date: (1) the acquisition of ownership, holding or power to vote more than 50% of the Bank’s or Company’s voting stock, (2) the acquisition of the power to control the election of a majority of the Bank’s or Company’s directors, (3) the exercise of a controlling influence over the management or policies of the Bank or the Company by any person or by persons acting as a “group” (within the meaning of Section 13(d) of the Securities Exchange Act of 1934), or (4) the failure of Continuing Directors to constitute at least two-thirds of the Board of Directors of the Company or the Bank (the “Company Board”) during any period of two consecutive years. For purposes of this Plan, “Continuing Directors” shall include only those individuals who were members of the Company Board at the Effective Date and those other individuals whose election or nomination for election as a member of the Company Board was approved by a vote of at least two-thirds of the Continuing Directors then in office. For purposes of this subsection only, the term “person” refers to an individual or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein.  The decision of the Committee as to whether a Change in Control has occurred shall be conclusive and binding.

(h)         “Code” means the Internal Revenue Code of 1986, as amended.

(i)             “Committee” means the Stock Option Committee appointed by the Board in accordance with Section 5(a) hereof.

(j)            “Common Stock” means the common stock, par value $0.01 per share, of the Company.

(k)         “Company” means Eagle Bancorp, Inc.

(l)             “Continuous Service” means the absence of any interruption or termination of service as an Employee of the Company or an Affiliate.  Continuous Service shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Company or in the case of transfers between payroll locations of the Company or between the Company, an Affiliate or a successor.

(m)     “Disability” means permanent and total disability as defined in Section 22(e)(3) of the Code.

(n)         “Effective Date” means the date specified in Section 17 hereof.

(o)         “Employee” means any person employed by the Company, the Bank, or by an Affiliate, other than in the capacity as a director, advisory director or comparable status.

(p)         “Exercise Price” means the price per Optioned Share at which an Option or SAR may be exercised.

(q)         “Independent Director” means an independent director as defined for purposes other than audit committee service in the listing standards and regulations of the Nasdaq Stock Market, or if the Company’s Common Stock is primarily traded on a national securities exchange other than the Nasdaq Stock Market (including any level or submarket thereof), then the listing standards and regulations of such other national securities exchange.  Not in limitation of the foregoing, all Independent Directors must be Non-Employee Directors.

(r)            “ISO” means an option to purchase Common Stock that meets the requirements set forth in the Plan, and which is intended to be and is identified as an “incentive stock option” within the meaning of Section 422 of the Code.

(s)           “Market Value” means the fair market value of the Common Stock, as determined under Section 7(b) hereof.

(t)            “Non-Employee Director” means any member of the Board who, at the time discretion under the Plan is exercised, is a “Non-Employee Director” within the meaning of Rule 16b-3.

(u)         “Non-ISO” means an option to purchase Common Stock that meets the requirements set forth in the Plan but which is not intended to be, and is not identified as, an ISO, or an option which meets the circumstances of Section 6(b) hereof.

(v)        “Option” means an ISO or Non-ISO.

(w)       “Optioned Shares” means Shares subject to an Option, SAR or grant of Restricted Stock granted pursuant to this Plan.

(x)         “Outstanding Shares” means the total shares of Common Stock which have been issued and which (a) are not held as treasury shares, and (b) have not been cancelled or retired by the Company.

(y)         “Parent” means any present or future entity which would be a “parent corporation “ of the Company as defined in Section 424(e) and Section 424(g) of the Code.

(z)          “Participant” means any person who receives an Award pursuant to the Plan.

(aa)  “Plan” means the Eagle Bancorp, Inc. 2006 Stock Plan.

(bb)  “Performance Based Award” means an Award, the vesting, exercise or retention of which is subject to or based upon specific corporate, individual or individual performance or achievement standards or goals set forth in an Agreement.

(cc)    “Restricted Stock” means Common Stock that is subject to forfeiture, restrictions against transfer, specific corporate, divisional or individual performance or achievement standards or goals, or other conditions or restrictions set forth in an Agreement.

(dd)  “Retirement” means normal retirement from employment with the Company or any Parent or Subsidiary, after five (5) or more years of Continuous Service or such shorter period as may be specified in an Award, and upon or after achieving the age of 65.

(ee)    “Rule 16b-3” means Rule 16b-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.

(ff)      “SAR” means a right to receive all or a specified portion of the increase in value over the Market Value on the date of grant of a specified number of Shares of Common Stock.

(gg)    “Share” means one share of Common Stock.

(hh)  “Subsidiary” means any present or future entity which would be a “subsidiary corporation “ of the Company as defined in Section 424(f) and Section 424(g) of the Code.

(ii)          “Transaction” means (i) the liquidation or dissolution of the Company, (ii) a merger or consolidation in which the Company is not the surviving entity, or (iii) the sale or disposition of all or substantially all of the Company’s assets.

3.                                      Term of the Plan and Awards.

(a)                                 Term of the Plan.  The Plan shall continue in effect for a term of ten (10) years from the Effective Date unless sooner terminated pursuant to Section 20.  No Award may be granted under the Plan after ten (10) years from the Effective Date.

(b)                                 Term of Options and SARs.  The Committee shall establish the term of each Option and SAR granted under the Plan. No Option or SAR may have a term that exceeds ten (10) years. No ISO granted to an Employee who owns Shares representing more than ten percent (10%) of the outstanding shares of Common Stock, as determined in accordance with the Code, at the time an ISO is granted may have a term that exceeds five (5) years.

4.                                      Shares Subject to the Plan.

(a)                                 General. Except as otherwise required by the provisions of Section 14, the aggregate number of Shares deliverable upon the exercise of Awards shall be 1,815,000.  Optioned Shares may either be authorized but unissued Shares or Shares held in treasury to the extent allowed by Maryland law. If Awards should expire, become unexercisable or be forfeited for any reason without having been exercised or become vested in full, the Optioned Shares shall be available for the grant of additional Awards under the Plan, unless the Plan shall have been terminated.

(b)                                 Special Rule for SARs. Not in limitation of the provisions of Section 4(a), the number of Shares with respect to which a SAR is granted, and not the number of Shares delivered upon the exercise of the SAR, shall be charged against the aggregate number of Shares remaining available under the Plan, provided, however, that in the case of a SAR granted in tandem with an Option, under circumstances where the exercise of the Option results in the termination of the SAR, or vice versa, only the number of Shares subject to the Option shall be charged against the aggregate number of Shares remaining available under the Plan.  The Shares related to an Option as to which Option rights have been terminated as a result of the exercise of a related SAR shall not be available for the grant of additional Awards.

5.                                      Administration of the Plan.

(a)                                 Composition of the Committee.  The Plan shall be administered by the Committee, which shall consist of not less than three (3) members of the Board.  All members of the Committee shall be Independent Directors, and shall serve at the pleasure of the Board.  In the absence at any time of a duly appointed Committee, the Plan shall be administered by the members of the Board who are Independent Directors.

(b)                                 Powers of the Committee.  Except as limited by the express provisions of the Plan or by resolutions adopted by the Board, the Committee shall have sole and complete authority and discretion (i) to select Participants and grant Awards, (ii) to determine the form and content of Awards to be issued in the form of Agreements under the Plan, including but not limited to the corporate, divisional or individual performance or achievement standards or goals of Performance Based Awards, which need not be identical among Participants granted Awards at the same time, (iii) to interpret the Plan, (iv) to prescribe, amend and rescind rules and regulations relating to the Plan, and (v) to make other determinations necessary or advisable for the administration of the Plan.  The Committee shall have and may exercise such other power and authority as may be delegated to it by the Board from time to time.  A majority of the entire Committee shall constitute a quorum and the action of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee without a meeting, shall be deemed the action of the Committee.

(c)                                  Agreement.  Each Award shall be evidenced by a written agreement containing such provisions as may be approved by the Committee.  Each such Agreement shall constitute a binding contract between the Company and the Participant, and every Participant, upon acceptance of such Agreement, shall be bound by the terms and restrictions of the Plan and of such Agreement.   The terms of each such Agreement shall be in accordance with the Plan, but each Agreement may include such additional provisions and restrictions determined by the Committee, in its discretion, provided that such additional provisions and restrictions are not inconsistent with the terms of the Plan.  In particular, the Committee shall set forth in each Agreement (i) the Exercise Price of an Option or SAR, (ii) the number of Shares subject to, and the expiration date of, the Award, (iii) the manner, time and rate (cumulative or otherwise) of exercise or vesting of such Award, and (iv) the restrictions, including Performance Based Awards standards, if any, to be placed upon such Award, or upon Shares which may be issued in respect of such Award. The Chairman of the Committee and such other officers as shall be designated by the Committee are hereby authorized to execute Agreements on behalf of the Company and to cause them to be delivered to the recipients of Awards.

(d)                                 Effect of the Committee’s Decisions.  All decisions, determinations, and interpretations of the Committee shall be final and conclusive on all persons affected thereby. The Committee’s determination whether a Participant’s Continuous Service has ceased, the effective date thereof, and whether a Performance Based Award standard or condition shall have been met in the event of the Death, Disability or Retirement shall be final and conclusive on all persons affected thereby.

(e)                                  Indemnification.  In addition to such other rights of indemnification as they may have, the members of the Committee shall be indemnified by the Company in connection with any claim, action, suit or proceeding relating to any action taken or failure to act under or in connection with the Plan or any Option, granted hereunder to the full extent provided for under the Company’s Articles of Incorporation or Bylaws with respect to the indemnification of directors.

6.                                      Grant of Options.

(a)                                 General Rule.  The Committee, in its sole discretion, may grant ISO’s or Non-ISOs to Employees of the Company or its Affiliates and may grant Non-ISOs to members of the Board, members of the Bank Board, members of Bank advisory boards, and members of the boards of directors of Affiliates.

(b)                                 Special Rules for ISOs.  The aggregate Market Value, as of the date the Option is granted, of the Shares with respect to which ISOs are exercisable for the first time by an Employee during any calendar year (under all incentive stock option plans, as defined in Section 422 of the Code, of the Company, or any Parent or Subsidiary), shall not exceed $100,000.  Notwithstanding the prior provisions of this Section, the Committee may grant Options in excess of the foregoing limitations, in which case such Options granted in excess of such limitation shall be Options which are Non-ISOs.

7.                                      Exercise Price for Options.

(a)                                 Limits on Committee Discretion.  The Exercise Price as to any particular Option granted under the Plan shall not be less than the Market Value of the Optioned Shares on the date of grant. In the case of an Employee who owns Shares, as determined in accordance with the Code, representing more than 10% of the Company’s Outstanding Shares of Common Stock at the time an ISO is granted, the Exercise Price shall not be less than 110% of the Market Value of the Optioned Shares at the time the ISO is granted.

(b)                                 Standards for Determining Exercise Price.  If the Common Stock is listed on a national securities exchange (including the Nasdaq National Market or Nasdaq Capital Market) on the date in question, then the Market Value per Share shall be not less than the average of the highest and lowest selling price on such exchange on such date, or if there were no sales on such date, then the Exercise Price shall be not less than the mean between the bid and asked prices on such date. If the Common Stock is traded otherwise than on a national securities exchange on the date in question, then the Market Value per Share shall be not less than the mean between the bid and asked price on such date, or, if there is no bid and asked price on such date, then on the next prior business day on which there was a bid and asked price.  If no such bid and asked price is available, then the Market Value per Share shall be its fair market value as determined in good faith by the Committee, in its sole and absolute discretion.

8.                                      Exercise of Options.

(a)                                 Generally.  Any Option shall be exercisable at such times and under such conditions as shall be permissible under the terms of the Plan and of the Agreement.  An Option may not be exercised for a fractional Share. In the event that any adjustment of an Option pursuant to Section 14 or otherwise would result in an Optionee being entitled to exercise for a fractional Share, then upon such adjustment, the number of Shares which may be acquired upon exercise of such Option shall be rounded down to the next whole share, and the Optionee shall not be entitled to any payment, compensation or alternative Award in lieu thereof.

(b)                                 Procedure for Exercise.  A Participant may exercise Options, subject to provisions relative to its termination and limitations on its exercise, only by (1) written notice of intent to exercise the Option with respect to a specified number of Shares, and (2) payment to the Company (contemporaneously with delivery of such notice) in cash, in Common Stock, or a combination of cash and Common Stock, of the amount of the Exercise Price for the number of

Shares with respect to which the Option is then being exercised.  Each such notice (and payment where required) shall be delivered, or mailed by prepaid registered or certified mail, addressed to the Treasurer of the Company at the Company’s executive offices.  Common Stock utilized in full or partial payment of the Exercise Price for Options shall be valued at its Market Value at the date of exercise. Notwithstanding the foregoing, a Share acquired upon the exercise of an Option (or otherwise directly acquired from the Company) may not be surrendered in payment of any portion of the exercise price of an Option unless such Share shall have been held for at least six months, or the Committee shall have determined that the use of such Share shall not result in adverse tax or accounting consequences to the Company.

(c)                                  Period of Exercisability-ISOs. An ISO may be exercised by a Participant only while the Participant is an Employee and has maintained Continuous Service from the date of the grant of the ISO, or within three months after termination of such Continuous Service (but not later than the date on which the Option would otherwise expire), except if the Employee’s Continuous Service terminates by reason of —

(1)                                 “Just Cause” which for purposes hereof shall have the meaning set forth in any unexpired employment or severance agreement between the Participant and the Bank and/or the Company (and, in the absence of any such agreement, means termination because of the Employee’s personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order), then the Participant’s rights to exercise such ISO shall expire on the date of such termination;

(2)                                 death, then to the extent that the Participant would have been entitled to exercise the ISO immediately prior to his death, such ISO of the deceased Participant may be exercised by the personal representatives of his estate or person or persons to whom his rights under such ISO shall have passed by will or by laws of descent and distribution within two years from the date of his death, or such shorter period as may be set forth in an Agreement, but not later than the date on which the Option would otherwise expire,;

(3)                                 Disability, then to the extent that the Participant would have been entitled to exercise the ISO immediately prior to his Disability, such ISO may be exercised within one year from the date of such Disability, or such shorter period as may be set forth in an Agreement, but not later than the date on which the ISO would otherwise expire.

(d)                                 Acceleration on Death or Disability.  Notwithstanding the provisions of any Option that provides for its exercise in installments as designated by the Committee, such Option shall become immediately exercisable upon the Participant’s death or Disability.

(e)                                  Period of Exercisability-Non-ISOs. Except to the extent otherwise provided in the terms of an Agreement, a Non-ISO may be exercised by a Participant, or the estate of a Participant, at any time before its expiration date, except if the Participant’s Service terminates by reason of:

(1)                                 “Just Cause” which for purposes hereof shall have the meaning set forth in any unexpired employment or severance agreement between the Participant and the Bank and/or the Company (and, in the absence of any such agreement, means termination because of the Participant’s personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order), then the Participant’s rights to exercise such Non-ISO shall expire on the date of such termination; or

(2)                                 Removal from the Board or the Bank Board pursuant to the respective Articles of Incorporation, or termination of service as an advisory board member for any reason whatsoever then the Participant’s rights to exercise such Non-ISO shall expire on the date of such removal.  Failure to be nominated for reelection or failure to be reelected to the Board at the end of a director’s term shall not constitute a removal.

9.                                      Stock Appreciation Rights (SARs).

(a)                                 Granting of SARs. In its sole discretion, the Committee may from time to time grant to Employees SARs either in conjunction with, or independently of, any Options granted under the Plan. A SAR granted in conjunction with an Option may be an alternative right wherein the exercise of the Option terminates the SAR to the extent of the number of shares purchased upon exercise of the Option and, correspondingly, the exercise of the SAR terminates the Option to the extent of the number of Shares with respect to which the SAR is exercised. Alternatively, a SAR granted in conjunction with an Option may be an additional right wherein both the SAR and the Option may be exercised. A SAR may not be granted in conjunction with an ISO under circumstances in which the exercise of the SAR affects the right to exercise the ISO or vice versa, unless the SAR, by its terms, meets all of the following requirements:

(1) The SAR will expire no later than the ISO;

(2) The SAR may be for no more than the difference between the Exercise Price of the ISO and the Market Value of the Shares subject to the ISO at the time the SAR is exercised;

(3) The SAR is transferable only when the ISO is transferable, and under the same conditions;

(4) The SAR may be exercised only when the ISO may be exercised; and

(5) The SAR may be exercised only when the Market Value of the Shares subject to the ISO exceeds the Exercise Price of the ISO.

(b)                                 Exercise Price. The Exercise Price as to any particular SAR shall not be less than the Market Value of the Optioned Shares on the date of grant.

(c)                                  Exercise of SARs. A SAR granted hereunder shall be exercisable at such times and under such conditions as shall be permissible under the terms of the Plan and of the Agreement granted to a Participant, provided that a SAR may not be exercised for a fractional Share. Upon exercise of a SAR, the Participant shall be entitled to receive, without payment to the Company except for applicable withholding taxes, an amount equal to the excess of (or, in the discretion of the Committee if provided in the Agreement, a portion of) the excess of the then aggregate Market Value of the number of Optioned Shares with respect to which the Participant exercises the SAR, over the aggregate Exercise Price of such number of Optioned Shares. This amount shall be payable by the Company, in the discretion of the Committee as set forth in an Agreement with respect to an Award of SARs, in cash or in Shares valued at the then Market Value thereof, or any combination thereof. The provisions of Section 8(d) regarding the period of exercisability of Options are incorporated by reference herein, and shall determine the period of exercisability of SARs. Not in limitation of the foregoing, unless an Agreement provides that a SAR may be settled only in Shares, a SAR shall be exercisable only on a date certain specified in the Agreement.

(d)                                 Procedure for Exercising SARs. To the extent not inconsistent with this Section, the provisions of Section 8(b) as to the procedure for exercising Options are incorporated by reference, and shall determine the procedure for exercising SARs.

(e)                                  Acceleration of SARs.  Notwithstanding the provisions of any SAR, upon the Death, Disability or Retirement of a Participant, such Participant (or the Participant’s estate) shall be entitled to exercise such SAR:

(1) that is not a Performance Based Award and that provides for its vesting or exercise in installments or at a future date as designated by the Committee in an Agreement, for that portion of the award as bears the same relation to the total amount of the Award as the period of service from the date of grant to the date of Death, Disability or Retirement bears to the period from the date of grant to original date of vesting or exercisability;

(2). that is a Performance Based Award, for that portion of the Award as bears the same relationship to the achievement in respect of the Performance Based Award Standards or conditions, as determined by the Committee in its sole discretion.

10.                               Reissuance of Options or SARs.  Notwithstanding anything herein to the contrary, the Committee shall have the authority to cancel outstanding Options or SARs with the consent of the Participant and to reissue new Options or SARs at a lower Exercise Price equal to the then Market Value per share of Common Stock in the event that the Market Value per share of Common Stock at any time prior to the date of exercise of outstanding Options or SARs falls below the Exercise Price, provided, however, that no such repricing shall be effective unless specifically approved or ratified by the affirmative vote of a majority of the Common Stock present or represented and entitled to vote at a meeting of shareholders duly called and held on a date not later than the date of the next annual meeting of shareholders following such cancellation and reissuance.

11.                               Restricted Stock Awards.

Any Share of Restricted Stock subject to an Award shall be subject to the following terms and conditions, and otherwise to such other terms and conditions as are either applicable generally to Awards, or prescribed by the Committee in the applicable Agreement.

(a)                                 Restriction Period. At the time of each award of Restricted Stock, there shall be established for the Restricted Stock a restriction period, which shall be no less than 12 months and no greater than 5 years (the “Restriction Period”). Such Restriction Period may differ among Participants and may have different expiration dates with respect to portions of shares of Restricted Stock covered by the same Award. In no event (i) may the goal or standard measurement date for a Performance Based Award of Restricted Stock be less than one year from the date of grant; or (ii) may the Restriction Period for any other award of Restricted Stock be less than 3 years, provided that restrictions may terminate ratably over the vesting period.

(b)                                 Vesting Restrictions. The Committee shall determine the restrictions applicable to the award of Restricted Stock, including, but not limited to, requirements of Continuous Service for a specified term, or, for Performance Based Awards of Restricted Stock, the attainment of specific corporate, divisional, or individual performance or achievement standards or goals, which restrictions may differ with respect to each Participant granted an Award of Restricted Stock at the same time. The Agreement shall provide for forfeiture of Shares covered thereby if the specified restrictions are not met during the Restriction Period.  Awards of Restricted Stock may provide for the issue of Shares upon grant, subject to forfeiture if the specified restrictions are not met, or for the issuance of Shares only upon the achievement of the restrictions at the end of the Restricted Period or upon the achievement of the performance standards or goals, subject to earlier vesting as provided herein.

(c)                                  Vesting upon Death, Disability, or Retirement. The Committee shall set forth in the Agreement the percentage of the Award of Restricted Stock, if any, which shall vest in the Participant in the event of death, Disability, or Retirement prior to the expiration of the Restriction Period or the satisfaction of the restrictions applicable to an award of Restricted Stock.

(d)                                 Acceleration of Vesting. Notwithstanding the Restriction Period and the restrictions imposed on the Restricted Stock, as set forth in any Agreement, the Committee may shorten the Restriction Period or waive any restrictions, if the Committee concludes that it is in the best interests of the Company to do so, provided that any such actions not done in connection with a Change in Control or the death, Disability, Retirement, or termination of employment of a Participant shall not be effective unless specifically approved or ratified by the affirmative votes of the holders of a majority of the Common Stock present or represented and entitled to vote at a meeting duly held on date no later than the next annual meeting of shareholders.

(e)                                  Ownership; Voting. Where stock certificates are issued in respect of Restricted Stock Awards awarded hereunder, which are subject to forfeiture if the restrictions are not satisfied, such certificates shall be registered in the name of the Participant, whereupon the Participant shall become a shareholder of the Company with respect to such Restricted Stock and shall, to the extent not inconsistent with express provisions of the Plan, have all the rights of a shareholder, including but not limited to the right to vote and to receive all dividends paid on such Shares, and the certificates shall be deposited with the Company or its designee, together with a stock power endorsed in blank, and the following legend shall be placed upon such certificates reflecting that the shares represented thereby are subject to restrictions against transfer and forfeiture:

“The transferability of this certificate and the shares of stock represented thereby are subject to the terms and conditions (including forfeiture) contained in the Eagle Bancorp, Inc. 2006 Stock Plan, and an agreement entered into between the registered owner and Eagle Bancorp, Inc. Copies of such Plan and Agreement are on file in the offices of the Secretary of Eagle Bancorp, Inc.”

Where an Award of Restricted Stock is subject to issuance upon the achievement of Performance Based Award standards or goals or other conditions, no certificates shall be issued until satisfaction of such conditions.

(f)                                   Lapse of Restrictions. At the expiration of the Restricted Period applicable to the Restricted Stock, or upon the satisfaction of conditions to receipt of the Restricted Stock, as applicable, the Company shall deliver to the Participant, or the legal representative of the Participant’s estate, or if the personal representative of the Participant’s estate shall have assigned the estate’s interest in the Restricted Stock, to the person or persons to whom his rights under such Restricted Stock shall have passed by assignment pursuant to his will or to the laws of descent and distribution, the stock certificates deposited with it or its designee and as to which the Restricted Period has expired and the requirements of the restrictions have been met. If a legend has been placed on such certificates, the Company shall cause such certificates to be reissued without the legend.

(g)                                  Forfeiture of Restricted Stock. The Agreement shall provide for forfeiture of any Restricted Stock which is not vested in the Participant or for which the restrictions have not been satisfied during the Restriction Period.

(h)                                 Restricted Stock Under ARRA.  During any “period in which any obligation arising from financial assistance provided under the TARP remains outstanding” (as that phrase is used for purposes of Section 111 of the Emergency Economic Stabilization Act of 2008 (“EESA”) as amended by the American Recovery and Reinvestment Act of 2009 (“ARRA”), and as such section may be hereafter be amended, and any regulations promulgated thereunder or under any successor legislation (collectively “Section 111”)), with respect to an employee for whom the accrual, or to whom the payment, of any bonus, retention payment or incentive compensation is prohibited under Section 111 (a “restricted employee”), other than in the form of “restricted stock” meeting the requirements of Section 111, the Committee may grant awards of Restricted Stock to such restricted employee which have terms which comply with the requirements of Section 111, without regard to any restrictions or limitations on the terms of Restricted Stock contained in this Plan.

12.                               Conditions Upon Issuance of Shares.

(a)                                 Compliance with Securities Laws.  Shares of Common Stock shall not be issued with respect to any Award unless the issuance and delivery of such Shares shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, any applicable state securities law, and the requirements of any securities exchange upon which the Shares may then be listed. The Plan is intended to comply with Rule 16b-3, and any provision of the Plan than the Committee determines in its sole and absolute discretion to be inconsistent with said Rule shall, to the extent of such inconsistency, be inoperative and null and void, and shall not affect the validity of the remaining provisions of the Plan.

(b)                                 Special Circumstances.  The inability of the Company to obtain approval from any regulatory body or authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder shall relieve the Company of any liability in respect of the non-issuance or sale of such Shares.  As a condition to the exercise or vesting of an Award , the Company may require the person exercising or vesting in the Award to make such representations and warranties as the Committee determines may be necessary to assure the availability of an exemption from the registration requirements of federal or state securities law.

(c)                                  Committee Discretion.  The Committee shall have the discretionary authority to impose in Agreements such restrictions on Shares as it may deem appropriate or desirable, including but not limited to the authority to impose a right of first refusal or to establish repurchase rights or both of these restrictions.

(d)                                 Compliance with Section 409A. It is intended and anticipated that Awards under the Plan will not be subject to the requirements of Code Section 409A. However, to the extent that Code Section 409A does apply to an Award, the Plan is intended to comply with Code Section 409A, and official guidance issued thereunder, and thus avoid the imposition of any excise tax and interest on any Participant pursuant to Code Section 409A(a)(1)(B). Notwithstanding any provision of the Plan to the contrary, the Plan shall be interpreted, operated and administered consistent with this intent, and any inconsistent provision of any Award or Agreement shall be deemed to be modified accordingly as the Committee shall determine in its sole discretion and without further consent of the affected Participant; provided that the Company shall have no liability whatsoever to any Participant or any other person in the event that any Award is determined to be subject to, and is not in compliance with, Section 409A of the Code. Notwithstanding any other provision of the Plan to the contrary, any Award or vesting, issuance or payment of an Award hereunder or any Agreement that is considered “nonqualified deferred compensation” that is to be made to a Participant while such Participant is a “specified employee”, in each case as defined and determined for purposes of Section 409A, within six months following such Participant’s “separation from service” (as determined in accordance with Section 409A), then to the extent that such Award, vesting, issuance or payment of an Award is not otherwise permitted under Section 409A, such Award, vesting, issuance or payment of an Award shall be delayed and shall be effected on the first business day of the seventh calendar month following the Participant’s separation from service, or, if earlier upon Participant’s death.

13.                               Restrictions on Sale of Shares

(a)                                 Six-Month Restriction.  Shares of Common Stock that have been acquired upon exercise of an Award may not be sold or otherwise disposed of before the end of a six-month period beginning on the date the Award was granted. This restriction is in addition to any other restriction imposed by this Plan or by the Committee pursuant to this Plan.

(b)                                 Exceptions. The six-month restriction imposed by subsection (a) shall not apply to dispositions by bona fide gifts or to transfers by will or the laws of descent or distribution.

14.                               Effect of Changes in Control and Changes in Common Stock Subject to the Plan.

(a)                                 Effects of Change in Control.

(1)         Notwithstanding the provisions of any Award that provides for its exercise or vesting in installments, all Awards shall be immediately exercisable and fully vested upon a Change in Control, and all conditions to the vesting, exercise or receipt of an Award or Shares subject to an Award shall be deemed to be satisfied.

(2)         At the time of a Change in Control which does not constitute a Transaction, in the discretion of the Committee, any or all outstanding Options and/or SARs may be cancelled, in exchange for which cancellation the Participant shall receive payment in cash or Shares in an amount equal to the excess of the Market Value at the time of the Change in Control of the Shares subject to such Option and/or SAR over the Exercise Price of such Options or SAR (or in the event that the terms of any SAR limit the maximum payment pursuant to such SAR, such maximum amount), provided that in no event may an Option or SAR be cancelled in exchange for cash pursuant to this Section (a)(2) within the six-month period following the date of its grant.

(3)         In the event there is a Change in Control that constitutes a Transaction, all outstanding Awards shall be surrendered.  With respect to each such Award so surrendered, the Committee shall in its sole and absolute discretion determine whether the holder of each such Award so surrendered shall receive—

(A)                               for each Share then subject to an Award, an Award for the number and kind of shares (or amount of cash or other property, or combination thereof)into which each Outstanding Share (other than Shares held by dissenting stockholders) is changed or exchanged, together with an appropriate adjustment to the Exercise Price in the case of Options and SARs; or

(B)                               the number and kind of shares (or amount cash or other property, or combination thereof) into which each Outstanding Share (other than Shares held by dissenting stockholders) is changed or exchanged in the Transaction that are equal in market value to the Market Value of the Shares subject to the Award, and in the case of Options or SARS, the excess of the Market Value on the date of the Transaction of the over the Exercise Price of the Option or SAR; or

(C)                               a cash payment (from the Company or the successor corporation), in an amount equal to the excess of the Market Value on the date of the Transaction of the Shares subject to the Award, over the Exercise Price of the Option or SAR.

(b)                                 Recapitalizations; Stock Splits, Etc.  The number and kind of shares reserved for issuance under the Plan, and the number and kind of shares subject to outstanding Awards and the Exercise Price thereof, shall be proportionately adjusted for any increase, decrease, change or exchange of Shares for a different number or kind of shares or other securities of the Company which results from a merger, consolidation, recapitalization, reorganization, reclassification, stock dividend, split-up, combination of shares, or similar event in which the number or kind of shares is changed without the receipt or payment of consideration by the Company.

(c)           Special Rule for ISOs.  Any adjustment made pursuant to subsections (a)(3)(A) or (b) of this Section shall be made in such a manner as not to constitute a modification, within the meaning of Section 424(h) of the Code, of outstanding ISOs.

(d)           Conditions and Restrictions on New, Additional, or Different Shares or Securities.  If, by reason of any adjustment made pursuant to this Section, a Participant becomes entitled to new, additional, or different shares of stock or securities, such new, additional, or different shares of stock or securities shall thereupon be subject to all of the conditions and restrictions which were applicable to the Shares pursuant to the Award before the adjustment was made.

(e)           Other Issuances.  Except as expressly provided in this Section, the issuance by the Company or an Affiliate of shares of stock of any class, or of securities convertible into Shares or stock of another class, for cash or property or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, shall not affect, and no adjustment shall be made with respect to, the number, class, or Exercise Price of Shares then subject to Awards or reserved for issuance under the Plan.

15.          Non-Transferability of Awards.

(a)           ISOs, SARs and Restricted Stock may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution, or pursuant to the terms of a “qualified domestic relations order” (within the meaning of Section 414(p) of the Code and the regulations and rulings thereunder).

(b)           Non-ISO’s may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution, pursuant to the terms of a “qualified domestic relations order” (within the meaning of Section 414(p) of the Code and the regulations and rulings thereunder), or, in the sole discretion of the Committee, in connection with a transfer for estate or retirement planning purposes to a trust established for such purposes.

16.          Time of Granting Options. The date of grant of an Award shall, for all purposes, be the later of the date on which the Committee makes the determination of granting such Option, and the Effective Date. Notice of the determination shall be given to each Participant to whom an Award is so granted within a reasonable time after the date of such grant.

17.          Effective Date. The Plan shall be effective as of the date of shareholder approval of the Plan.  Awards may be made prior to approval of the Plan by the stockholders of the Company, if the exercise of Awards is conditioned upon stockholder approval of the Plan. In the event that shareholder approval is not obtained, all Awards shall terminate and be of no force or effect, and no Participant shall be entitled to any payment or alternative compensation or award.

18.          Approval by Stockholders.  The Plan shall be approved by stockholders of the Company within twelve (12) months before or after the Effective Date.

19.          Modification of Awards.  At any time, and from time to time, the Board may authorize the Committee to direct execution of an instrument providing for the modification of any outstanding Award, provided no such modification shall confer on the holder of said Award any right or benefit which could not be conferred on him by the grant of a new Award at such time, or impair the Award without the consent of the holder.

20.          Amendment and Termination of the Plan.  The Board may from time to time amend the terms of the Plan and, with respect to any Shares at the time not subject to Awards, suspend or terminate the Plan; provided that shareholder approval shall be required to increase the number of Shares subject to the Plan provided in Section 4 or to extend the term of the Plan. No amendment, suspension, or termination of the Plan shall, without the consent of any affected holders of an Award, alter or impair any rights or obligations under any Award theretofore granted.

21.          Reservation of Shares.  The Company, during the term of the Plan, will reserve and keep available a number of Shares sufficient to satisfy the requirements of the Plan.

22.          Withholding Tax.  The Company’s obligation to deliver Shares upon exercise or vesting of Awards (or such earlier time that the Participant makes an election under Section 83(b) of the Code) shall be subject to the Participant’s satisfaction of all applicable federal, state and local income and employment tax withholding obligations.  The Committee, in its discretion, may permit the Participant to satisfy the obligation, in whole or in part, by irrevocably electing to have the Company withhold Shares, or to deliver to the Company Shares that he already owns, having a value equal to the amount required to be withheld.  The value of Shares to be withheld, or delivered to the Company, shall be based on the Market Value of the Shares on the date the amount of tax to be withheld is to be determined.  As an alternative, the Company may retain, or sell without notice, a number of such Shares sufficient to cover the amount required to be withheld.

23.          No Employment or Other Rights.  In no event shall a Participant’s eligibility to participate or participation in the Plan create or be deemed to create any legal or equitable right of the Director or Employee or any other party to continue service with the Company, the Bank, or any Affiliate of such corporations.  No member of the Board, Bank Board, or board of directors of any Affiliate shall have a right to be granted an Award or, having received an Award, the right to be granted an additional Award.

24.          Governing Law.  The Plan shall be governed by and construed in accordance with the laws of the State of Maryland, except to the extent that federal law shall be deemed to apply.

FRONT

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE

PROXY - EAGLE BANCORP, INC.

This Proxy is solicited on behalf of the Board of Directors

The undersigned hereby makes, constitutes and appoints Leland M. Weinstein and Bruce H. Lee and each of them (with the power of substitution), proxies for the undersigned to represent and to vote, as designated below, all shares of common stock of Eagle Bancorp, Inc. (the “Company”) which the undersigned would be entitled to vote if personally present at the Company’s Annual Meeting of Shareholders to be held on May 17, 2012 and at any adjournment or postponement of the meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder.  If no direction is made, this proxy will be voted FOR all of the nominees set forth on the reverse side, FOR the proposal to increase the number of shares subject to the 2006 Stock Plan, FOR the proposal to ratify the appointment of the independent registered public accounting firm, FOR the resolution approving the Company’s named executive officer compensation and for holding future advisory votes on named executive officer compensation every year. In addition, this proxy will be voted at the discretion of the proxy holder(s) upon any other matter which may properly come before the meeting or any adjournment or postponement of the meeting.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

BACK

Important Annual Meeting Information

Using a black ink pen, mark your votes with an X as shown in this sample. Please do not write outside the designated areas. ☒

Electronic Voting Instructions

You can vote by Internet or telephone!

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 17, 2012.

Vote by Internet • Go to www.investorvote.com/egbn • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website
Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

Annual Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE

A. Proposals - The Board of Directors recommends a vote FOR the listed nominees, FOR Proposals 3, 4 and 5 and every 1 Year on Proposal 6.

1. Election of Class A Directors For a One Year Term

	For	Withhold

01 - Leslie M. Alperstein	☐	☐
02 - Robert P. Pincus	☐	☐
03 - Donald R. Rogers	☐	☐
04 - Leland M. Weinstein	☐	☐

2. Election of Class B Directors For a Two Year Term

	For	Withhold

01 - Dudley C. Dworken	☐	☐
02 - Harvey M. Goodman	☐	☐
03 - Ronald D. Paul	☐	☐
04 - Norman R. Pozez	☐	☐

	For	Against	Abstain

3. Proposal to approve the amendment to 2006 Stock Plan to increase the number of shares subject to the plan	☐	☐	☐

	For	Against	Abstain

4. Proposal to ratify the appointment of Stegman & Company as the Company’s independent registered public accounting firm	☐	☐	☐

	For	Against	Abstain

5. Non-binding advisory resolution approving the compensation of our executive officers	☐	☐	☐

	1 Year	2 Years	3 Years	Abstain

6. Non-binding advisory vote on the frequency of advisory votes on the compensation of our executive officers.	☐	☐	☐	☐

B  Non-Voting Items

Change of Address — Please print new address below	Meeting Attendance:
Mark the box to the right if you plan to attend the Annual Meeting. ☐

C.            Authorized Signatures - This section must be completed for your vote to be counted — Date and Sign Below

Important:  Please date and sign your name as addressed, and return this proxy in the enclosed envelope.  When signing as executor, administrator, trustee, guardian, etc., please give full title as such.  If the shareholder is a corporation, the proxy should be signed in the full corporate name by a duly authorized officer whose title is stated.

Date (mm/dd/yyyy)	Signature 1 — Please keep signature within the box	Signature 2 — Please keep signature within the box